Exhibit 10.1an

OFFICE LEASE

CITY PARK CORPORATE CENTER

LINCOLNSHIRE, ILLINOIS

Between

ECD -LINCOLNSHIRE OFFICE, L.L.C.

Landlord,

and

SAUER-DANFOSS INC.

Tenant

TABLE OF CONTENTS

Section

1.	Base Rent

2.	Additional Rent

3.	Security Deposit

4.	Use of Premises

5.	Services

6.	Condition and Care of Premises

7.	Return of Premises

8.	Holding Over

9.	Rules and Regulations

10.	Rights Reserved to Landlord

11.	Alterations

12.	Assignment and Subletting

13.	Waiver of Certain Claims; Indemnity

14.	Damage or Destruction by Casualty

15.	Eminent Domain

16.	Default: Landlord’s Rights and Remedies

17.	Subordination

18.	Mortgagee and Ground Lessor Protection

19.	Defaults by Landlord

20.	Insurance

i

21.	Nonwaiver

22.	Estoppel Certificate

23.	Tenant Authorization

24.	Real Estate Brokers

25.	Notices

26.	Miscellaneous

27.	Delivery of Possession

28.	Substitution of Premises

29.	Signs

30.	Landlord

31.	Title and Covenant Against Liens

32.	Communications and Computer Lines

33.	Parking

34.	Entry Cards

38.	Exculpatory Provisions

OFFICE LEASE

CITY PARK CORPORATE CENTER

LINCOLNSHIRE, ILLINOIS

BASIC LEASE PROVISIONS

1.	Landlord and Address:	ECD-LINCOLNSHIRE OFFICE, L.L.C.
c/o ECD Company
250 Parkway Drive, Suite 120
Lincolnshire, Illinois 60069

2.	Tenant and Current Address:	SAUER-DANFOSS INC.
2800 East 13th Street
Ames, Iowa 50010

3.	Guarantor(s) and Address(es):	N/A

4.	Premises: Suite No. 270, Second (2nd) Floor, as shown on the floor plan attached hereto as Exhibit A

5.	Date of Lease: March 19, 2002

6.	Term: Seven (7) years, Zero (0) months

7.	Commencement Date: June 1, 2002

8.	Expiration Date: May 31, 2009

9.	Monthly Base Rent: See Base Rent Schedule in Section 1 of the Lease

10.	Rentable Area of the Premises: 12,612 square feet (including a loss factor equal to 11.5%)

11.	Tenant’s Proportionate Share: 18.31%

12.	Security Deposit: $26,012.25

13.	Leasing Broker(s) (if any) and address:

Chris Cummins	Sean D. Kropke
Insignia ESG	CB Richard Ellis, Inc.
520 Lake Cook Road, #175	Bannockburn Corporate Center
Deerfield, Illinois 60015	3000 Lakeside Drive, Suite 105-S
Bannockburn, Illinois 60015

The words identified in foregoing Basic Lease Provisions shall have the meanings ascribed to them herein for all purposes of this Lease.  The terms and provisions of this Basic Lease Provisions shall be deemed to be incorporated within this Lease.

OFFICE LEASE

THIS LEASE (the “Lease”) is made and entered into as of the 19th day of March, 2002, by and between ECD-LINCOLNSHIRE OFFICE, L.L.C., an Illinois limited liability company (herein called “Landlord”) and SAUER-DANFOSS INC., a Delaware corporation (herein called “Tenant”).

W I T N E S S E T H:

Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to accept, the premises (hereinafter referred to as the “Premises”) designated on the plan attached hereto as Exhibit A and commonly described as Suite 270 containing 12,612 square feet of “rentable area” on the second (2nd) floor of the building (hereinafter referred to as the “Building”) commonly known as City Park Corporate Center and located at 250 Parkway Drive, Lincolnshire, Illinois  60069, in the Village of Lincolnshire, Lake County, Illinois and shown on the Master Site Plan attached as Exhibit “D” to this Lease (such parcel of land is hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the “Land”), subject to the terms and conditions of this Lease.

IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:

1.                            Term; Base Rent; Rentable Area.  The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date, unless extended or sooner terminated as provided herein.  As used in this Lease, the term “Lease Year” shall mean (i) if the Commencement Date is the first day of a calendar month, the twelve (12) month period commencing on the Commencement Date, or (ii) if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term and, in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term. Commencing on the Commencement Date, Tenant shall pay an annual base rent (herein called “Base Rent”) to Landlord for the Premises which is payable in equal monthly installments (herein called “Monthly Base Rent”), all as more particularly set forth on the following Base Rent Schedule.  Except as otherwise expressly provided in this Lease, Monthly Base Rent shall be payable without demand and without any set-off, deduction or counterclaim whatsoever, in advance on the first day of the Term and on the first day of each calendar month thereafter of the Term, and at the same per diem rate for fractions of a month if the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month.

BASE RENT SCHEDULE

Period	Base Annual Rental Per Square Foot	Base Annual Rent	Monthly Base Rent

June 1, 2002 - May 31, 2003	$18.25	$230,169.00	$19,180.75
June 1, 2003 - May 31, 2004	$18.80	$237,105.60	$19,758.80
June 1, 2004 - May 31, 2005	$19.36	$244,168.32	$20,347.36
June 1, 2005 - May 31, 2006	$19.94	$251,483.28	$20,956.94
June 1, 2006 - May 31, 2007	$20.54	$259,050.48	$21,587.54
June 1, 2007 - May 31, 2008	$21.16	$266,869.92	$22,239.16
June 1, 2008 - May 31, 2009	$21.79	$274,815.48	$22,901.29

Notwithstanding any of the foregoing to the contrary, Tenant shall be entitled to an abatement of the Monthly Base Rent due and owing under this Lease for the first (1st), second (2nd), thirteenth (13th), twenty-fifth (25th) and thirty-sixth (36th) months of the Term; provided, however, in no event shall the foregoing abatement limit or restrict Tenant’s obligation to pay any and all Additional Rent due under this Lease, including, without limitation, any and all Tax Adjustment and Expense Adjustment (each as hereinafter defined) due hereunder.

Base Rent, Additional Rent (as hereinafter defined), Estimated Additional Rent Payment (as hereinafter defined) and all other amounts becoming due from Tenant to Landlord hereunder (herein collectively called the “Rent”) shall be paid in lawful money of the United States to Landlord at its address set forth in Section 25 of this Lease, or as otherwise designated from time to time by written notice from Landlord to Tenant.  Concurrently with the execution hereof, Tenant shall pay Landlord Monthly Base Rent for the first full calendar month of the Term in which such Monthly Base Rent is due and owing hereunder.  The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease.

Landlord hereby authorizes Tenant to take possession of all or any part of the Premises prior to the beginning of the Term solely for purposes of performing Tenant’s Work (as more particularly set forth in the Workletter Agreement attached to this Lease as Exhibit “E”).  So long as such possession by Tenant of all or any part of the Premises prior to the beginning of the Term is solely for purposes of performing Tenant’s Work then in no event shall Tenant be obligated to pay any Rent or other charges during such pre-Term occupancy; provided, however, Tenant shall be responsible to pay any and all utility charges consumed by or on behalf of Tenant with respect to the Premises in the performance of Tenant’s Work and/or as a result of such pre-Term occupancy.  During such pre-Term occupancy, except for the payment of Rent as noted above (other than the noted utility charges) all of the covenants and conditions of this Lease shall apply to and shall control such pre-Term occupancy.  In the event such pre-Term occupancy is for the conduct of Tenant’s business within all or any portion of the Premises, then Tenant shall be obligated to pay Rent for such pre-Term occupancy during such period of time at the rate set forth in Sections 1 and 2 hereof.  If the Premises are occupied for a fractional month and Rent is due in accordance with the terms hereof, then Rent shall be prorated on a per diem basis for such fractional month.

If Tenant fails to pay Monthly Base Rent or any installment of Additional Rent (as hereinafter defined) within ten (10) days after the same has become due, both Tenant and Landlord agree that Landlord will incur additional expenses for collection efforts, handling costs and the potential impairment of credit on loans which may be secured, in part, on this Lease.  Accordingly, in the event Tenant fails to pay such amounts within said ten (10) day period, Landlord shall be entitled to recover from Tenant three percent (3%) of the amount past due as liquidated damages.

2.                            Additional Rent.  In addition to Base Rent, Tenant shall also pay Additional Rent with respect to each Adjustment Year (as hereinafter defined) in accordance with the following provisions:

(a)                          Definitions.  As used in this Lease,

(i)                                     “Adjustment Date” shall mean the first day of the Term and each January 1 thereafter occurring within the Term.

(ii)                                  “Adjustment Year” shall mean each calendar year during which an Adjustment Date occurs

(iii)                               “Declaration” shall mean that certain Declaration of Restrictions, Covenants and Easements [Lincolnshire Center of Business] dated as of March 26, 1997, by Economic Community Development, Inc., an Illinois corporation (“ECD”), and Aptakisic Sand Corporation, an Illinois corporation (“Aptakisic”), recorded with the County Recorder of Lake County, Illinois, as Document No. 3948473, as same may be amended from time to time.

(iv)                              (A)          Subject to the exclusions set forth in Section 2(a)(iv)(B), “Expenses” shall mean and include all reasonable expenses, costs, fees and disbursements paid or incurred by or on behalf of the Landlord for owning, managing, operating, maintaining and repairing the Building and Land, the personal property used in conjunction therewith (said Building, Land and personalty being herein collectively called the “Project”) including such amounts paid to affiliates of Landlord, including without limitation, all costs and expenses incurred by Landlord with respect to the Land under the terms and conditions of the Declaration.  For purposes of the foregoing, Expenses may include, but shall not be limited to, the cost and expense of security and security devices and systems (including, without limitation, the cost of any third party security service for the Building and/or Project); the cost and expense of snow, ice and trash removal; the cost and expense of cleaning and sweeping; the cost and expense of planting and replacing decorations, flowers and landscaping; the cost and expense of maintenance, repair and replacement of utility systems; the cost and expense of electricity, steam, water, sewer, fuel, heating, lighting and air conditioning; the cost and expense of window cleaning; the cost and expense of janitorial service; the cost and expense of insurance including, but not limited to, fire, extended coverage, all risk, liability, worker’s compensation or any other insurance carried by Landlord and applicable to the Project; the cost and expense of painting; the cost and expense of uniforms; the cost and expense of supplies; the cost and expense of sundries; sales or use taxes on supplies and services; wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Project and so-called fringe benefits including, without limitation, social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance or repair of the Project; the charges of any independent contractor who is maintaining or repairing the Project; legal and accounting expenses including, but not limited to, such expenses that relate to seeking or obtaining reductions in and refunds of real estate taxes; advertising and promotional expenses; the cost and expense of maintaining and operating any elevators, escalators, staircases, bridges and towers not exclusively serving any tenant or other occupant of the Project; the cost and expense of monitoring and enforcing the parking rights granted to tenants in the Project; the cost and expense due and payable by the owner of the Building with respect to the maintenance, operation and repair of the detention pond and Parkway Drive as set forth in the Declaration and the cost and expense of maintaining and repairing common area signage including, without limitation, any message board or directory signage; and any other expense or charge, whether or not hereinbefore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered an expense of owning, managing, operating, maintaining or repairing the Project, except as hereinafter provided.  In addition, Expenses shall include an amount equal to fifteen percent (15%) of the total aforementioned expenses (“Landlord’s Administrative Fee”) to compensate Landlord for supervision and maintenance of the Project and for accounting, bookkeeping and collection of the Expenses and Taxes (as defined below); provided, however, in no event shall Expenses include any additional management or administrative fee other than the Landlord’s Administrative Fee noted above.  Expenses shall not include costs or other items included within the meaning of the term “Taxes” and any expenditures for which Landlord has been reimbursed (other than pursuant to this Article), except as hereinafter provided.  Notwithstanding anything contained in this clause (iv) to the contrary, if any item of Expenses, although paid or incurred in one (1) year, relates to more than one (1) calendar year such item shall be allocated proportionately among such related calendar years.  Expenses shall also not include costs of alterations of the premises of tenants of the Building, interest and principal payments on mortgages, ground rental payments, and real estate brokerage and leasing commissions, except as hereinafter otherwise provided.

(B)           Expenses shall not include: (a) depreciation under generally accepted accounting principles; (b) costs of repairs and replacements to the extent that proceeds of insurance or condemnation awards are received therefor; (c) the cost of a “Capital Expenditure” or capital expense except as otherwise expressly set forth herein; (d) costs, fines or penalties resulting from Landlord’s breach of this Lease or any other lease of any portion of the Project or imposed upon Landlord by any governmental authority as a result of the violation of any law by Landlord; (e) the cost of any item or service to the extent of any direct reimbursement Landlord actually receives with respect thereto from Tenant or any other tenant or occupant of the Project or any third party (other than reimbursement Landlord receives through payment of Expenses); (f) the cost of building out leasable space in preparation for occupancy (excluding any portion of said cost that results from repairs, replacements or maintenance work that would otherwise have been performed or was otherwise required and would be appropriately included in Expenses); (g) leasing commissions, attorneys’ fees, costs, disbursements and other expenses incurred in connection with leasing, renovating, improving, decorating, painting or redecorating space other than the common areas; (h) principal and interest payments on any mortgage or deed of trust covering the Project; (i) rentals under any ground or underlying lease affecting the Project; (j) the cost of construction of new gross leasable floor space and new common area floor space or any remodeling, renovation, expansion or redevelopment of the Project; (k) any costs incurred in connection with the original construction and development of the Project (including without limitation the cost of initial landscaping and equipping the Project and the costs of correcting any defects in the initial design or construction of the Project); (l) the cost of any abatement or remediation work (pursuant to Section 26 below) unless such work is required in connection with a change in any law, code, ordinance, rule or regulation arising after the full execution of this Lease relating to the operation, repair, maintenance and/or replacement at the Project which would be undertaken and performed by Landlord in the ordinary course of such activities, in which case such items may be included within Expenses; (m) the cost of any item or service provided directly to another tenant for its exclusive benefit which is not available to Tenant or is available to Tenant only for an additional direct charge (in addition to Tenant’s payment of Tenant’s proportionate share of Expenses); (n) attorneys’ fees, costs and disbursements incurred in connection with matters relating to the formation of Landlord as an entity and maintaining its continued existence as an entity (such as, for example, the preparation and filing of corporate or partnership documents); (o) any expense resulting from the negligence or willful misconduct of Landlord; (p) any bad debt loss or rent loss suffered by Landlord; (q) fees or charges in connection with Landlord’s refinancing of any loan secured by, or the negotiation of any ground lease of, the Project; (r) the cost of any services provided by affiliates or related parties of Landlord that exceeds prevailing competitive rates for the provision of such services by reputable independent third parties; (s) repair or restoration work occasioned by fire, windstorm or other casualty or as a result of the exercise of the rights of eminent domain; (t) repair costs covered by warranties or guaranties solely to the extent of any actual recovery under same (Landlord hereby covenants and agrees to use its good faith and reasonable efforts to effect recovery under any such warranties or guaranties); (u) wages, salaries and other compensation paid to any employee above the level of the Project manager and any portion of the general overhead of operating Landlord’s or any Project manager’s central off-site office; (v) expenses incurred for any other tenant for the maintenance or repair of such tenant’s premises or the utilities, telecommunication facilities or other such services, all of which are exclusively serving such tenant’s premises and any other services and/or items which Landlord provides to one or more tenants of the Building which are not provided generally to all tenants of the Building; (x) in the event Landlord owns other real property other than the Project, in no event shall Expenses include any ownership costs related to other real property owned by Landlord other than the Project; and (y) any cost or expense which would not be considered a normal cost or expense associated with the ownership, management, operation, maintenance or repair of the Building in accordance with generally accepted accounting principles as applied to office building operating expenses.  Notwithstanding anything in this Lease to the contrary, there will be no duplication in charges to the Tenant by reason of the provision in this Lease setting forth Tenant’s obligation to reimburse Landlord for Expenses or by reason of any other provision in this Lease.  Further, notwithstanding anything to the contrary contained herein, any item which is a “Capital Expenditure” or any other capital expense under generally accepted accounting principles shall only be included in Expenses as amortized on a straightline basis over such period as Landlord shall reasonably determine but in no event less than the lesser of (i) that period prescribed by generally accepted accounting principles or (ii) the reasonably estimated useful life of such capital improvement (with interest accruing on the unamortized portion thereof at the effective interest rate then in effect at the time such improvements are substantially completed per annum) and the amount included in Expenses in any Lease Year shall be equal to the annual amortized amount.  Such a “Capital Expenditure” or “Capital Expense” shall be included in Expenses only if it either (1) relates to the repair or replacement of any portion of the Building and/or the parking garage, (2) is intended to result in a reduction of Expenses, and/or (3) is made during any Lease Year in compliance with any applicable laws, codes, rules or regulations which were not in existence or were not applicable to the Project on the date this Lease was executed.

(C)           Notwithstanding anything contained in this clause (iv) of Section 2(a) to the contrary, if less than ninety-five percent (95%) of the Building’s rentable area shall have been occupied by tenants during all or any portion of an Adjustment Year, that portion of Expenses which vary with occupancy for such Adjustment Year shall be appropriately adjusted to reflect such Expenses as though the Building had been ninety-five percent (95%) occupied throughout such Adjustment Year.

(v)                                 “Taxes” shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit and transit district taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge whether general, special, ordinary or extraordinary (but not including penalties or interest for late payment or income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by the Landlord’s income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which may now or hereafter be levied, assessed or imposed against the Building or the Land, or both.  The Building and the Land are herein collectively called the “Real Property.”

Notwithstanding anything contained in this clause (v) of Section 2(a) to the contrary:

(A)                          If at any time during the Term of this Lease the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase therein, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Property to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.

(B)                           Notwithstanding the year with respect to which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in  installments, Landlord shall pay the special taxes or assessments in the maximum number of installments and only the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year and (ii) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve calendar months, then taxes or assessments shall be allocated proportionately over the period in question.  Except as provided in the preceding sentence, all references to Taxes “for” a particular year shall be deemed to refer to Taxes levied, assessed or imposed for such year without regard to when such Taxes are payable.

(C)                           Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property or Project or the operation thereof.

(D)                          If the Building is not at least ninety-five percent (95%) occupied by tenants during all or a portion of any Adjustment Year, then so long as all or any portion of such Taxes will vary with occupancy (and Landlord can provide reasonable documentation from the applicable taxing authority to reflect that such Taxes vary with occupancy), then Landlord may elect to make an appropriate adjustment for such year of such component of Taxes which vary with occupancy to reflect Taxes as if the Building and such adjustment had been fully occupied during the entire Adjustment Year.

(vi)                              “Tenant’s Proportionate Share” shall mean the percentage set forth in Clause 11 of the Basic Lease Provisions.

(vii)                           “Additional Rent” shall mean Tax Adjustment and Expense Adjustment (as such terms are defined in Section 2(b)), Estimated Additional Rent Payment (as defined in Section 2(c) hereof) and any other amounts other than Base Rent which become due under this Lease.

(b)                          Computation of Additional Rent.  Tenant shall pay Tenant’s Proportionate Share of Taxes (“Tax Adjustment”) and Tenant’s Proportionate Share of Expenses (“Expense Adjustment”) for each Adjustment Year during which an Adjustment Date falls.

(c)                          Payments of Additional Rent; Projections.  Tenant shall make payments on account of its Tax Adjustment and Expense Adjustment with respect to each Adjustment Year (“Estimated Additional Rent Payment”) effective as of the  Adjustment Date with respect to each such Adjustment Year as follows:

(i)                                     Landlord may, prior to each Adjustment Date or from time to time during the Adjustment Year in which such Adjustment Date occurs, deliver to Tenant a written notice or notices (“Projection Notice”) setting forth (A) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of Taxes and Expenses with respect to such Adjustment Year, (B) Tenant’s Tax Adjustment and Expense Adjustment with respect to such Adjustment Year based upon the Projections, and (C) the amount of Tenant’s Estimated Additional Rent Payment based upon Tenant’s Tax Adjustment and Expense Adjustment as estimated by Landlord.  Notwithstanding any Projections set forth in writing or otherwise furnished to Tenant, Landlord does not thereby make any representations as to the actual amounts of Tax Adjustment and Expense Adjustment, which actual amounts may be higher or lower than any Projections.

(ii)                                  Until such time as Landlord furnishes a Projection Notice with respect to an Adjustment Year, Tenant shall pay to Landlord a monthly installment of Estimated Additional Rent Payment (at the time of and together with each payment of Monthly Base Rent) equal to the greater of the latest monthly installment of Estimated Additional Rent Payment or one-twelfth (1/12) of Tenant’s latest Tax Adjustment and Expense Adjustment as determined by Landlord.  On or before the first day of the next calendar month following Landlord’s service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of the Estimated Additional Rent Payment shown in the Projection Notice. Within fifteen (15) days following Landlord’s Service of a Projection Notice, Tenant shall also pay Landlord a lump sum equal to the Estimated Additional Rent Payment shown in the Projection Notice less the sum of:  (A) any previous payments of Estimated Additional Rent Payment made during such Adjustment Year and (B) monthly installments of Estimated Additional Rent Payment due for the remainder of such Adjustment Year pursuant to such Projection Notice.

(d)                          Readjustments.  The following readjustments with regard to the Tax Adjustment and Expense Adjustment shall be made by Landlord and Tenant:

(i)                                     Following the end of each Adjustment Year and after Landlord shall have determined the amount of Expenses to be used in calculating the Expense Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice of Expenses and Expense Adjustment herein called “Landlord’s Expense Statement”) of such Expenses and Tenant’s Expense Adjustment for such Adjustment Year.  If the Expense Adjustment owed for such Adjustment Year exceeds the Expense Adjustment component of the Estimated Additional Rent Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Expense Statement, pay to Landlord an amount equal to the excess of the Expense Adjustment over the Expense Adjustment component of the Estimated Additional Rent Payment paid by Tenant during such Adjustment Year.  If the Expense Adjustment component of the Estimated Additional Rent Payment paid by Tenant during such Adjustment Year exceeds the Expense Adjustment owed for such Adjustment Year, then, at Tenant’s option, Landlord shall either refund the excess to Tenant within thirty (30) days after the date of Landlord’s Expense Statement or credit such excess to Rent payable after the date of Landlord’s Expense Statement; provided, however, in the event Tenant fails to provide Landlord with written notice of Tenant’s election to either refund such excess or credit against the next Rent payable within ten (10) days after the date of Landlord’s Expense Statement, then Tenant shall be deemed to have elected to have Landlord credit such excess to Rent payable after the date of Landlord’s Expense Statement.

(ii)                                  Following the end of each Adjustment Year and after Landlord shall have determined the actual amount of Taxes to be used in calculating the Tax Adjustment for such Adjustment Year, Landlord shall notify Tenant in writing (any such notice of Taxes and Tax Adjustment herein called “Landlord’s Tax Statement”) of such Taxes for such Adjustment Year.  If the Tax Adjustment owed for such Adjustment Year exceeds the Tax Adjustment component of the Estimated Additional Rent Payment paid by Tenant during such Adjustment Year, then Tenant shall, within thirty (30) days after the date of Landlord’s Tax Statement, pay to Landlord an amount equal to the excess of the Tax Adjustment over the Tax Adjustment component of the Estimated Additional Rent Payment paid by Tenant during such Adjustment Year.  If the Tax Adjustment component of the Estimated Additional Rent Payment paid by Tenant during such Adjustment Year exceeds the Tax Adjustment owed for such Adjustment Year, then, at Tenant’s option, Landlord shall either refund the excess to Tenant within thirty (30) days after the date of Landlord’s Tax Statement or credit such excess to Rent payable after the date of Landlord’s Tax Statement; provided, however, in the event Tenant fails to provide Landlord with written notice of Tenant’s election to either refund such excess or credit against the next Rent payable within ten (10) days after the date of Landlord’s Tax Statement, then Tenant shall be deemed to have elected to have Landlord credit such excess to Rent payable after the date of Landlord’s Tax Statement.

(iii)                               No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 2(d).

(iv)                              Landlord shall maintain books and records showing Taxes and Expenses in accordance with sound accounting and management practices.  Tenant or its representative shall have the right to examine Landlord’s books and records showing Taxes and Expenses upon reasonable prior notice and during normal business hours at any time within six (6) months following the furnishing by Landlord to Tenant of Landlord’s Expense Statement or Landlord’s Tax Statement, as the case may be.  Unless Tenant shall take written exception to any item of Taxes or Expenses, specifying in detail the reasons for such exception as to a particular item, within six (6)

months following service of Landlord’s Expense Statement or Landlord’s Tax Statement, as the case may be, then Landlord’s Tax Statement and Landlord’s Expense Statement shall be considered as final and accepted by Tenant as to such Taxes and Expenses.  If Tenant notifies Landlord within such six (6) month period that Tenant disputes any specific item or items in any Landlord’s Expense Statement or Landlord’s Tax Statement, as the case may be, and such dispute is not resolved between Landlord and Tenant within thirty (30) days after the date such notice is given by Tenant, either party, within fifteen (15) days following the expiration of such thirty (30) day period, may refer such disputed item or items for determination to an independent certified public accountant selected by such party and approved by the other party, which approval shall not be unreasonably withheld or delayed, and the determination of such accountant shall be final, conclusive and binding upon Landlord and Tenant.  Any error in the determination of Expenses or Taxes which is determined pursuant to the foregoing procedures shall result in an appropriate adjustment in Expenses and/or Taxes, as the case may be, due and/or payable under this Lease for such Adjustment Year promptly after such determination.  Tenant agrees to pay all costs involved in such determination except in the case of any Expense Adjustment and/or Tax Adjustment for any Adjustment Year where it is determined that Landlord has overcharged Tenant for such amounts by more than ten percent (10%), in which case Landlord shall pay the reasonable actual out-of-pocket costs and expenses incurred in such determination (but in no event more than $2,500.00).  Notwithstanding any exception made by Tenant, Tenant shall pay Landlord the full amount of its Estimated Additional Rent Payment and Additional Rent, subject to readjustment at such time as any such exception may be resolved.  In addition to the foregoing, Landlord and Tenant acknowledge and agree that if any such determination of Expenses or Taxes by such independent certified public accountant determines an error in any line item of Expenses or Taxes in excess of fifteen percent (15%) of such amount, then Tenant shall be entitled to review the books and records maintained by Landlord with respect to Expenses or Taxes solely with respect to the line item which was in such material error for the prior three (3) calendar years (the “Look-Back”) and the provisions of this clause (iv) shall be applicable to such Look-Back in Landlord’s books and records; provided, however, in the event any such Look-Back determines an error in such line item component of Expenses or Taxes in any of the preceding three (3) calendar years in excess of fifteen percent (15%) in any such calendar year, then Tenant shall be entitled to review the books and records maintained by Landlord with respect to such line item of Expenses or Taxes for the  three (3) calendar years immediately preceding the calendar year in which such fifteen percent (15%) error was present.

In no event shall Tenant be entitled to review any portion of Landlord’s books and records except with respect to the line item which is in such material error.  Landlord hereby covenants and agrees that it shall maintain its books and records with respect to Expenses and Taxes for a period of not less than three (3) full calendar years so as to permit Tenant to engage in such a Look-Back in the event of a material error in a line item of same and if such Look-Back involves a calendar year for which Landlord is no longer obligated to maintain such books and records, Landlord shall use its good faith and commercially reasonable efforts to provide Tenant with such books and records as Landlord then has available to perform such Look-Back review.  Notwithstanding the foregoing, in no event shall Landlord have any obligation to obtain for Tenant in connection with any such Look-Back any third party invoices or documentation if such invoices and/or documentation were not customarily maintained by Landlord with respect to its books and records.

(e)                          Proration and Survival.  With respect to any Adjustment Year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such Adjustment Year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the Adjustment Year.  Following expiration or termination of this Lease, Tenant shall pay any Additional Rent due to the Landlord within fifteen (15) days after the date of Landlord’s Expense Statement and Tax Statement sent to Tenant.  Without limitation of any other obligations of Landlord or Tenant which shall survive the expiration of the Term, the obligations with respect to Additional Rent provided for in this Section 2 shall survive the expiration or termination of this Lease.

(f)                           No Decrease In Base Rent.  In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in Section 1 hereof.

(g)                          Net Lease.  This Lease is an absolutely net Lease to Landlord.  It is the intent of the parties hereto that the Base Rent, Tax Adjustment, Expense Adjustment and other sums payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expense relating to the Premises and the business carried on therein, unless otherwise expressly provided in this Lease.  Any amount or obligation herein relating to the Premises which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant’s sole cost and expense.

(h)                          No Termination.  This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided herein), nor shall Tenant be entitled to any abatement or reduction of any Rent (except as otherwise expressly provided herein), nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises or the Building from whatever cause except as otherwise expressly provided herein; (ii) the taking of the Premises or the Building or any portion thereof by condemnation, requisition or otherwise, except as otherwise expressly provided herein; (iii) intentionally deleted; (iv) intentionally deleted; (v) Tenant’s acquisition or ownership of all or any part of the Premises except as otherwise expressly provided herein; (vi) intentionally deleted; or (vii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding except as otherwise expressly provided herein.  It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

(i)                           Tenant Remains Obligated.  Intentionally deleted.

(j)                           Waiver.  Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or the Premises or any part thereof or (ii) to any abatement, suspension, deferment or reduction of Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

3.                            Security Deposit.  Tenant has deposited with Landlord the Security Deposit (as set forth in the Basic Lease Provisions portion of this Lease) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is to be used or applied, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Tenant may not elect to apply any portion of the Security Deposit toward the payment of Rent or other charges payable by Tenant under this Lease.  Landlord shall not be required to keep this Security Deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration of the Term and Tenant’s vacation of the Premises.  Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee as security for the Tenant’s performance of this Lease.  Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Building, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit.

4.                            Use of Premises.

(a)                          Tenant shall use and occupy the Premises for general office purposes, and for no other use or purpose; provided, in addition to the foregoing in no event shall Tenant be permitted to use all or any portion of the Premises as a shared office or suite business (such as a Regus, HQ or Intelligent Office System).  Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) may be dangerous to persons or property; (iii) may invalidate or increase the amount of premiums for any policy of insurance affecting the Project, and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand; (iv) may create a nuisance, disturb any other tenant of the Building or injure the reputation of the Building; or (v) will be in conflict with or in violation of any fire insurance policies covering the Premises or Project.  Tenant, at its sole expense, shall comply with all rules, regulations and requirements of governmental and quasi-governmental authorities applicable to its use of the Premises.

(b)                          Tenant, at Tenant’s sole cost and expense, shall obtain all licenses, certificates of occupancy for the Premises and any other permits required by any governmental authority having jurisdiction thereover, if any (copies of which licenses, certificates of occupancy and other permits Tenant shall furnish Landlord).

5.                            Services.  Landlord shall furnish the following services, which shall all be deemed Expenses (except to the extent to be paid entirely by Tenant, as hereinafter provided):

(a)                          Heat and air conditioning when necessary to provide a temperature condition required  for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M., Sundays and holidays excepted (provided, however, that Landlord and Tenant acknowledge and agree that the windows in the Premises can be opened to the outside and in the event the windows in the Premises are open to the outside in any manner, then (i) in no event shall Landlord be responsible for the maintenance of any temperature condition in the Premises which is or may be affected by such open windows; and (ii) Tenant hereby waives any and all loss, cost, damage or expense that Tenant may incur or suffer to Tenant’s property or business operation as a result of such open windows).  In connection with such heating, ventilating and air conditioning system, (a) Landlord hereby covenants and agrees that it shall use reasonable and diligent efforts to operate such system in an effective manner for the Building throughout the Term of this Lease, and (b) Landlord hereby represents that the heating and ventilating and air conditioning system servicing that portion of the Building within which the Premises is located is capable of providing to Tenant approximately 14, 500 CFM’s discharged at 55 degrees (+/-3 degrees) in accordance with ASHRE standards and permitted tolerances on a non-exclusive basis with the other areas of that portion of the Building which is serviced by such portion of the heating, ventilating and air-conditioning system.  Landlord hereby covenants and agrees that Landlord shall install in accordance with the construction schedule called for in the Workletter Agreement, the Building trunk line ductwork per the sketch attached to this Lease as Exhibit “J”.

Notwithstanding the foregoing, in no event shall Landlord have any obligation to install Tenant’s VAV boxes with respect to the heating, ventilating and air conditioning system servicing the Premises and Tenant hereby covenants and agrees that any such VAV boxes installed in connection therewith shall be compatible with Building standard components and compatible with the Building-wide control systems for said heating, ventilating and air conditioning systems.

(b)                          Cold water for drinking, lavatory and toilet purposes and hot water for lavatory purposes, in restrooms at locations designated by Landlord, in common with other tenants of the Building.  Tenant shall pay Landlord additional rent at rates fixed by Landlord for water furnished for sinks or restrooms within the Premises or for any other purpose.  Tenant shall not waste or permit the waste of water.

(c)                          Daily janitor service in and about the Premises, Saturdays, Sundays and holidays excepted in accordance with the janitorial specifications attached to this Lease as Exhibit “G”.  Tenant shall not provide any other janitor services or cleaning.

(d)                          Passenger elevator service in common with Landlord and other tenants, 24 hours a day, 7 days a week.  Landlord, however, may provide limited passenger elevator service at hours between 5:00 P.M. and 8:00 A.M. and on Saturdays, Sundays and holidays.  Use of  elevator service for freight, deliveries or construction shall be subject to reasonable scheduling by Landlord.

(e)                          Electricity shall be distributed to the Premises by the electric utility company serving the Building; provided, however, Landlord hereby represents that in accordance with the construction schedule called for in the Workletter Agreement, Landlord will provide two (2) meter sockets in the common electrical room on the floor of the Building on which the Premises is located to service two (2) 200 AMP distribution panels for the Premises (such distribution panels to be installed by Tenant as a part of Tenant’s Work).  In addition, Landlord and Tenant acknowledge and agree that Landlord shall provide to Tenant an additional contribution for Tenant’s Work in the amount of $2,000.00 for the purpose of the installation of the electrical panel in the Premises by Tenant.

(i)                                     Tenant shall at its cost make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises.

(ii)                                  All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special or supplemental heating, ventilating or air conditioning systems serving the Premises shall be paid for by Tenant.

(iii)                               Landlord shall permit Tenant to install electric baseboard heating where specified by Tenant’s architect as a part of Tenant’s Work.

(f)                           Landlord hereby represents that the Building has been designed for the non-exclusive use by telecommunication companies through the use of a collocation facility adjacent to the Building.  Landlord shall make available to the Premises certain risers from the Building to a shared rider room on the floor of the Building upon which the Premises is located.  Landlord shall permit reputable telecommunication carriers to utilize the Building’s collocation facility in order to provide service to tenants of the Building.  Tenant shall arrange for telephone, data and communication service with one or more of such reputable telecommunications companies and Tenant shall be responsible to pay for all such service.  Tenant acknowledges that Landlord owns the risers and cables within the Building and Landlord shall permit Tenant to connect to such risers and cables on such reasonable terms and conditions as Landlord may prescribe in its reasonable discretion (so long as same are not inconsistent with the terms and provisions of this Lease and so long as Landlord does not charge a fee or other charge in connection with same) and Landlord shall not have any liability with respect to such service.  Tenant shall be responsible to install conduit or other connections from its Premises to the shared telecommunication riser room on the floor of the Building upon which the Premises is located.  Such connection shall be installed by Tenant as a part of Tenant’s Work and shall be included within the plans and specifications therefor which are to be approved by Landlord.

(g)                          Landlord shall not be obligated to furnish any services other than those services specified in Sections 5(a) through 5(e) or to furnish such services except for after-hours heating and air conditioning at times other than as specified in such Sections.  If Landlord agrees to provide extra or additional services, Tenant shall, for such extra or additional services, pay 110% of Landlord’s actual cost reasonably incurred in providing them.  Landlord shall provide after-hours heating and air conditioning at Landlord’s actual cost for such services (with no mark up or administrative fee), such amount to be considered Additional Rent hereunder.  If more than one tenant directly benefits from such after-hours heating and air conditioning services, then the cost of such after-hours heating and air conditioning services shall be allocated proportionately between or among the benefitting tenants which have requested in writing such after-hours heating and air conditioning services based upon the amount of time each tenant benefits and the relative square footage each occupies within the Building.  Landlord shall provide such after-hours heating and air conditioning services only upon prior written request from Tenant no later than twenty-four (24) hours prior to the date upon which such after-hours heating and air conditioning services are requested, such notice to be delivered to Landlord during a business day and no later than 1:00 P.M. on such business day in order for Landlord to be obligated to provide such after-hours heating and air conditioning services for the next business day; provided, however, Landlord shall endeavor to provide any such after-hours heating, ventilating and air-conditioning service to Tenant upon written notice which is shorter in time than that set forth hereinabove if it is reasonably possible for Landlord to do so (except that Tenant hereby acknowledges and agrees that Landlord shall incur no liability and in no event shall be deemed in breach of this Lease if Landlord is not able to provide such after-hours heating, ventilating and air-conditioning service on such shorter notice).  All charges for such extra or additional services shall be due and payable at the same time as the installment of Base Rent with which they are billed, or if billed separately, shall be due and payable within ten (10) days after such billing.  Any such billings for extra or additional services shall include an itemization of the extra or additional services rendered, and the charge for each such service.

Failure by Tenant to promptly pay Landlord’s proper charges for any additional services other than those services specified in Sections 5(a) through 5(e) (including, without limitation, any after-hours heating and air conditioning services) shall give Landlord, upon not less than thirty (30) days notice, the right to discontinue furnishing such additional services, and no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord liable for damages or relieve Tenant from performance of Tenant’s obligations under this Lease.

Tenant agrees that Landlord and its agents shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service or failure to perform or delay in performing any other obligation required to be performed by Landlord under this Lease or by operation of law, when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays shall never be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this Lease.  Notwithstanding the foregoing, if any essential services (such as heating, ventilating and air conditioning services, passenger elevator service, electricity, or water) are interrupted, and such interruption results solely from the negligent or willful misconduct of Landlord or its agents, contractors or employees, and such interruption renders the Premises untenantable for Tenant, then if such interruption is not remedied within five (5) business days following Landlord’s receipt of Tenant’s written notice of same, then Tenant shall be entitled to an equitable abatement of Base Rent due under this Lease until the earlier of (i) the date such interruption ceases, or (ii) the date the Premises is no longer rendered untenantable thereby.  In no event shall the foregoing abatement be deemed to limit or restrict Tenant’s obligation to pay any and all amounts of Additional Rent due under this Lease.

6.                              Condition and Care of Premises.

(a)                             Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that Tenant shall accept possession of the Premises in an “as-is” basis (subject to any items of work that Landlord has expressly agreed to perform as set forth in this Lease and latent defects in the base building work performed by Landlord) and that the portion of the Premises taken possession of was then in good order and satisfactory condition.  No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building, the Land or the Project, has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein.  Concurrently with the full execution of this Lease, Landlord and Tenant shall enter into the Workletter Agreement in the form attached to this Lease as Exhibit “E”, which contains the terms and provisions relating to Tenant’s initial alterations to the Premises. Notwithstanding the foregoing, Landlord hereby covenants and agrees that, in accordance with the construction schedule called for in the Workletter Agreement, it shall complete the following work at Landlord’s sole cost and expense: (i) finish Building columns, (ii) finish tape the existing base building perimeter, and (iii) install the Building trunk line ductwork as per the attached Exhibit “J”.  Further, Landlord hereby covenants and agrees that it shall be responsible to repair any latent or pre-existing defects of the base building work or the Building within the Premises as determined by Tenant following its taking possession and occupancy of the Premises.

(b)                            Tenant agrees that blinds, shades, drapes or other forms of window coverings and treatments shall not be placed in, on or about the outside windows in the Premises, except to the extent that the character, shape, color, material and make thereof is expressly approved by the Landlord.  This Lease does not grant any rights to light or air over or about the property of Landlord.

(c)                             Except for (i) any damage resulting from the negligence or willful misconduct of Landlord or its employees and agents, and (ii) the sprinkler system within the Premises, any and all utility and mechanical systems located within the Premises which do not exclusively service same and the exterior plate glass windows of the Premises (which items shall be the responsibility of Landlord to repair and maintain, provided, the cost incurred by Landlord pursuant to this clause (ii) may be included in Expenses in accordance with the terms and conditions of Section 2(a)(iv) of this Lease), and subject to the provisions of Section 13(a) and Section 14 hereof, Tenant shall at its own expense keep the interior, non-structural portions of the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises caused by the intentional or negligent acts of Tenant or any of its employees, agents or invitees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and the cost so incurred by Landlord shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon the earlier to occur of (i) Landlord’s written demand therefor and (ii) the next due installment of Rent under this Lease.

(d)                            Whenever Tenant’s use or occupation of the Premises, including lighting, personnel (i.e., if Tenant’s density of personnel within the Premises is in excess of four (4) individuals per 1,000 square feet of Rentable Area), heat generating machines or equipment, airborne emissions of smoke or other particulates, individually or cumulatively, or opening of windows in the Premises, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise affects adversely the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, Landlord may, but shall not be obligated to, temper such excess loads by installing or requiring Tenant to install supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary, all at Tenant’s cost.  Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith.  The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including rent for space occupied by any supplementary heating or air handling or conditioning units installed in rentable area outside the Premises, shall be paid by Tenant to Landlord as Additional Rent at rates reasonably fixed by Landlord.  Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant’s sole expense.

(e)                             Tenant agrees to cooperate fully, at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building.  Landlord, throughout the Term of this Lease, shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations.  Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord’s mechanical installations.

(f)                             Tenant, at its sole cost and expense, shall comply, and shall cause the Premises to comply with (a) all federal, state, regional, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting any part of the Premises, or the use thereof, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (b) all rules, orders and regulations of the National Board of Fire Underwriters, Landlord’s casualty insurer(s) and other applicable insurance rating organizations or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.  Notwithstanding the foregoing, except as expressly provided in this clause (f) or elsewhere in this Lease, Tenant shall have no obligation to comply with any such federal, state, regional, county, municipal and other governmental statutes, laws, rules, orders, regulations and/or ordinances to the extent same requires structural alterations or structural repairs to the Premises (collectively, the “Structural Work”), all of which Structural Work shall be the obligation of Landlord except as follows: (i) the foregoing shall not in any way relieve Tenant from any responsibility to pay its share of Expenses as provided in this Lease, and (ii) the foregoing shall not in any way relieve Tenant from the obligation to comply with any such laws, rules, orders, regulations and ordinances requiring Structural Work which arises as a result of Tenant’s unique conduct of business within the Premises and/or any alterations, additions and/or improvements made by Tenant or on behalf of Tenant in the Premises.  In connection therewith, Tenant hereby acknowledges and agrees that it shall be responsible, at its sole cost and expense, to perform any such Structural Work as set forth in clause (ii) hereinabove.

(g)                            Except to the extent that any of the following is an obligation of Tenant under this Lease, including, without limitation, the foregoing provisions of this Section 6, Landlord shall make, or cause to be made, all necessary maintenance, repairs and replacements which are structural in nature to the Building as well as necessary maintenance, repairs and replacements to the roof of the Building throughout the Term of this Lease to maintain same in good condition and repair.  Further, Landlord shall be responsible to maintain the common areas of the Building and the exterior areas of the Project in good condition and repair as well as maintaining the heating, cooling, plumbing, and other mechanical and electrical systems which are common throughout the Building and do not exclusively service any particular premises within the Building.  Further, Landlord hereby represents and warrants, to its actual knowledge (without investigation or inquiry), that as of the date hereof it has received no notice that any portion of the Project is not in compliance with any applicable laws, rules, orders, regulations and ordinances.  All work to be done in the Project by Landlord shall be performed in a good and workmanlike manner using only a high grade of materials and in compliance with all then applicable laws, rules, orders, regulations and ordinances, insurance requirements and all other requirements of applicable governing authorities.

7.                              Return of Premises.  At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant’s right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to the Landlord the combination of all locks of vaults then remaining in the Premises, and shall (subject to the following paragraph) return the Premises and all equipment and fixtures of the Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty, damage resulting from the acts of Landlord or its employees and agents, and alterations made with Landlord’s consent excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.

All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter Landlord so directs by notice, Tenant, at Tenant’s sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises and Tenant shall pay the cost thereof to Landlord on demand.  Notwithstanding the foregoing, if prior to the time Tenant installs any such installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements in the Premises Tenant requests Landlord’s determination of whether or not Landlord will require such items to be removed at the expiration of the Term or earlier termination of this Lease then Tenant shall only be obligated to remove such items which Landlord directs in such response to

Tenant’s request notice (which response from Landlord shall be delivered to Tenant within ten (10) business days of Landlord’s receipt of Tenant’s request therefor), failing which Tenant shall not be obligated to remove such items.  If Tenant fails to request Landlord’s determination as to the removal of such items or if Tenant installs any of such items without Landlord’s prior written consent thereto, then the foregoing provisions of this Section 7 shall be applicable. The foregoing obligation of Tenant to remove such items shall not be applicable to Tenant’s Work. Landlord and Tenant acknowledge and agree that upon Landlord’s approval of Tenant’s Plans, Landlord shall have the right to stipulate which items of Tenant’s Work Tenant shall be required to remove from the Premises upon the expiration of the Term or earlier termination of this Lease in accordance with the provisions of this Section 7. If Landlord fails to so stipulate as to which items of Tenant’s Work are required to be removed upon the expiration of the Term or earlier termination of this Lease then Landlord shall be deemed to have waived its right to require Tenant to remove such items of Tenant’s Work from the Premises upon the expiration of the Term or earlier termination of this Lease.

Tenant shall leave in place any floor covering without compensation to Tenant.  Tenant shall also remove Tenant’s furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises prior to the end of the Term or ten (10) days following termination of this Lease or Tenant’s right of possession, whichever might be earlier, failing which Landlord may do so and thereupon the provisions of Section 16(f) shall apply.

All obligations of Tenant hereunder shall survive the expiration of the Term or sooner termination of this Lease.

8.                              Holding Over.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, an amount which is one hundred fifty percent (150%) of the amount of rent for a day (computed on a year of 360 days) based on the annual rate of Base Rent and Additional Rent applicable under Sections 1 and 2 to the period in which such possession occurs, and Tenant shall also pay all damages, consequential as well as direct, sustained by Landlord by reason of such retention.  Nothing in this Section contained, however, shall be construed or operate as a waiver of Landlord’s right of re-entry or any other right of Landlord.

9.                              Rules and Regulations.  Tenant agrees to observe the rights reserved to Landlord contained in Section 10 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the rules and regulations set forth in Exhibit “B” attached to this Lease and made a part hereof and such other rules and regulations as shall be adopted by Landlord pursuant to Section 10(l) of this Lease.

Any violation by Tenant of any of said rules and regulations may be restrained; but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said rules and regulations.  Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiaries shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, or by any other person; provided, however, Landlord hereby acknowledges and agrees that in no event shall Tenant be obligated to observe any such rules and regulations which are not enforced by or on behalf of Landlord in a reasonable, uniform and non-discriminatory manner against the other tenants or occupants of the Building.

10.                            Rights Reserved to Landlord.  Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease:

(a)                             To change the name or street address of the Building.

(b)                            To install and maintain signs on the exterior and interior of the Building which are consistent in quality and style with the signage maintained on the interior and exterior of comparable office buildings in the metropolitan area in which the Building is located, and to prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by the Tenant.

(c)                             To designate the character, shape, color, material and make of all window coverings and treatments on all outside windows in the Premises and to require Tenant to keep all outside windows in the Premises closed at all times during periods of adverse weather conditions during which open windows may cause threat or peril or imminent danger to persons, property or business operations within the Premises and/or Building or in situations in which tenants maintaining windows within the Premises which are open shall have a material adverse affect on the heating and air conditioning system for the Building.

(d)                            To retain at all times, and to use in appropriate instances, pass keys to the Premises.

(e)                             To grant to anyone the right to lawfully conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Section 4.

(f)                             To exhibit the Premises at reasonable hours.

(g)                            To have access for Landlord and other tenants or occupants of the Building to all mail chutes according to the rules of the United States Postal Service.

(h)                            To enter the Premises at reasonable hours for reasonable purposes, including inspection and supplying janitor service or other service to be provided to Tenant hereunder.

(i)                              To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify  themselves to security personnel by registration or otherwise, and to establish their right to enter or leave. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person.  In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building.  Tenant agrees to cooperate in any reasonable safety program developed by Landlord.

(j)                              To reasonably control access to common areas and other areas and to prevent access to common areas and other areas by unauthorized persons.

(k)                             Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to relocate, enlarge, reduce or change corridors, exits, entrances in or to the Building and/or Project and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Building and/or Project or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building and/or Project in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of Rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant from performance of Tenant’s obligation under this Lease; Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours and, if Tenant desires to have such work done during other than business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.

(l)                              From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit “B” attached to this Lease or other Sections of this Lease, for the protection and welfare of the Building and its tenants and occupants, as the Landlord may determine, and the Tenant agrees to abide by all such rules and regulations which are reasonable and enforced in a uniform and non-discriminatory manner and which are not inconsistent with the terms and provisions of this Lease.

(m)                            To modify the Declaration and other restrictions or record affecting the Project and  Real Property in such a manner that does not have a material adverse effect on the business to be operated from the Premises as set forth herein.

11.                            Alterations.

(a)                             Without Landlord’s prior written consent, Tenant shall not make or cause to be made any alterations, improvements, additions, changes or repairs of any kind or manner in or to the Premises or the Building.  As a condition to granting its consent, Landlord may impose reasonable requirements in addition to any set forth in this Lease, including, without limitation, requirements as to the manner and time for the performance of any such work and the type and amount of insurance and bonds Tenant must acquire and maintain in connection therewith.  In addition, at Landlord’s option, Landlord shall have the right: to approve the contractors or mechanics performing the work; to approve all plans and specifications relating to the work; to review the work of Tenant’s architects, engineers, contractors or mechanics and to control any construction or other activities being undertaken within the Building and with Landlord to be reimbursed for any costs incurred in connection with such review or control (except that in no event shall any such reimbursement be applicable with respect to Tenant’s performance of Tenant’s Work as set forth in the Workletter Agreement, unless such costs are specifically provided for in said Workletter Agreement); and to require correction of the work in instances in which materials or workmanship is defective or not in accordance with plans or specifications previously approved by Landlord. Landlord’s approval of any plans and specifications shall create no responsibility on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, ordinances, regulations, rules and requirements of governmental entities having jurisdiction.  Except as expressly provided herein, all alterations, improvements, additions, changes or repairs shall be provided by and paid for by Tenant at its sole expense, but shall become the property of Landlord and shall be surrendered with the Premises upon termination of this Lease; provided, however, that Landlord may, by written notice to Tenant as provided in and in accordance with the terms of Section 7 of this Lease, require Tenant, at Tenant’s sole cost and expense, to remove any or all improvements, alterations, additions or fixtures installed or made by Tenant on or to the Premises and to repair any damages to the Premises caused by such removal.

(b)                            All work in connection with any alterations, improvements, changes, additions or repairs in the Premises or the Building made by or for the benefit of Tenant shall be performed in full compliance with all laws, ordinances, regulations, rules and requirements of all governmental entities having jurisdiction and in full compliance with all insurance rules, orders, directions, regulations and requirements.  If there is now or if there shall be installed in the Building a sprinkler system, and if any fire rating bureau or any similar body having jurisdiction or any governmental authority having jurisdiction requires or recommends that any changes, modifications, alterations, additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s unique conduct of business within the Premises (other than general office use)

or due to Tenant’s higher density of personnel, or the improvements it has added or the location of partitions, trade fixtures or other contents of the Premises Tenant shall, at its own cost, promptly make and supply all such changes, modifications, alterations, additional sprinkler heads or other equipment.

(c)                             Before work is commenced as provided in this Section 11, Tenant shall give Landlord at least fifteen (15) days’ written notice.  In addition, prior to commencing any work in the Premises (including, without limitation, Tenant’s initial alterations) Tenant shall provide Landlord with appropriate evidence of Tenant’s ability to pay for such work and materials in full.  Tenant shall secure, at Tenant’s own cost, payment and performance bonds, satisfactory to Landlord, for said work, and during the progress of the work, Tenant shall, upon Landlord’s request, furnish Landlord with sworn contractor’s statements and lien waivers covering all work theretofore performed.  Any mechanic’s liens for work  claimed to have been performed for, or materials claimed to have been furnished to, Landlord or Tenant shall be discharged by Tenant, at Tenant’s sole expense as provided in Section 31.  Tenant agrees to indemnify, hold harmless and defend Landlord from any loss, cost, damage or expense, including attorney’s fees, arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant’s request or on Tenant’s behalf.

12.                            Assignment and Subletting.

(a)                             Tenant shall not (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 4 of this Lease or by anyone other than the Tenant and Tenant’s employees.  In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

(b)                            Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than sixty (60) days after the date of Tenant’s notice) to assign this Lease or sublet any part or all of the Premises for the balance or any part of the Term.  Tenant’s said notice shall state the name and address of the proposed subtenant or assignee and a true and complete copy of the proposed sublease or assignment shall be delivered to Landlord with said notice.  Landlord shall not unreasonably withhold its consent to Tenant’s assignment or subletting the space covered by its notice; provided, however, that in addition to other circumstances under which Landlord’s consent may be withheld (whether similar or dissimilar to the following reasons), Tenant agrees that the withholding by Landlord of its consent to Tenant’s assignment or subletting the space covered by its notice will not be deemed “unreasonable” if (i) the proposed assignee or subtenant is disreputable or otherwise not in keeping with the nature or class of tenants in the Building, (ii) the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under this Lease or its sublease, (iii) the use of the Premises by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or would require Landlord to perform any alterations to the Building to comply with applicable building code requirements or other laws, (iv) Tenant is in default under this Lease beyond applicable notice and cure periods, (v) the proposed assignee or subtenant is a government agency, (vi) any notice of termination of this Lease or termination of Tenant’s possession was given under Article 16 of this Lease, (vii) the portion of the Premises which Tenant’s proposes to sublease, including the means of ingress thereto and egress therefrom and the proposed use thereof, or the remaining portion of the Premises, or both, will violate any municipal, state or federal law, ordinance or regulation, including, without limitation, any applicable building code or a zoning ordinance, or (viii) the proposed use of the Premises by the subtenant or assignee does not conform with the use permitted in this Lease; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar to or dissimilar from the foregoing examples.

(c)                             Intentionally deleted.

(d)                            With respect to any assignment, subletting or the transfer of this Lease other than a “Related Party Permitted Transfer” (as hereinafter defined), if Tenant, having first obtained Landlord’s consent in accordance with the foregoing provision of this Section, shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other monetary consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease, then Tenant shall pay to Landlord, as additional rent (1) on the first day of each month during the term of any sublease, fifty percent (50%) of the excess of all rent and other consideration due from the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, fifty percent (50%) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a square footage basis to the space sublet) and (2) immediately upon receipt thereof, fifty percent (50%) of all other rent or consideration received by Tenant from such assignment or subletting; it being agreed, however, that Tenant shall be responsible to Landlord for any deficiency hereunder if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein.

(e)                             Intentionally deleted.

(f)                             Consent by Landlord to any assignment, subletting, use or occupancy, or transfer shall not operate to relieve Tenant from any covenant or obligation hereunder, except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy.  Tenant shall pay all of Landlord’s costs, charges and expenses, including attorney’s fees incurred in connection with any assignment or sublease requested or made by Tenant; provided, however, in no event shall any such attorney’s fees exceed Two Thousand Dollars ($2,000.00) in connection with any particular request for consent by Tenant hereof.

(g)                            If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than thirty (30) days prior to the effective date of the assignment.  If Tenant subleases the Premises as permitted herein, Tenant shall obtain and shall furnish to Landlord, not later than thirty (30) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant, at Landlord’s option and upon Landlord’s written request therefor, will attorn to Landlord in the event this Lease terminates before the expiration of the sublease.  The foregoing notwithstanding, Tenant shall remain liable for the full performance of the obligations of Tenant hereunder notwithstanding any assignment of this Lease or sublease of all or a portion of the Premises.

(h)                            Notwithstanding any of the foregoing to the contrary, Landlord’s consent shall not be required for any of the following, each of which shall be a “Permitted Transfer”: any sublease or assignment of this Lease to (i) any corporation, limited liability company, general or limited partnership, limited liability partnership, trust or other entity that controls or is controlled by, or is under common control with Tenant, (ii) any entity that purchases all or substantially all of the assets of Tenant, and/or (iii) any entity which has a net worth that is equal to or greater than Tenant’s net worth at the time of the subletting or assignment (or at the time of the execution and delivery of this Lease, whichever is greater) (the transfers in clauses (i) and (ii) hereinabove shall be referred to in this Lease as “Related Party Permitted Transfers” and the transferee in each case shall be referred to in this Lease as a “Related Party Permitted Transferee”); provided, however, the following shall be applicable to any such Permitted Transfer: (i) in no event shall any such Permitted Transfer operate to release Tenant from any and all liability under this Lease; (ii) in no event shall any such Permitted Transfer be permitted without Landlord’s consent in the event Tenant is then in default of this Lease beyond applicable notice and cure periods; and (iii) Landlord shall be provided with not less than thirty (30) days prior written notice of such transfer.

13.                            Waiver of Certain Claims; Indemnity.

(a)                             To the extent not expressly prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, partners, shareholders, officers, directors, managers, members and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building, the Project and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 20 hereof.  In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

(b)                            To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify the Landlord and the Landlord’s agents, partners, shareholders, officers, directors, managers, members and employees (collectively, the “Landlord Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Landlord Indemnitees, including reasonable attorney’s fees and expenses, for death or injury that may arise from or be caused directly or indirectly by any negligent act of omission or commission or any willful misconduct of the Tenant or any of the Tenant’s respective agents, partners, or employees.  Such third parties shall not be deemed third party beneficiaries of this Lease.  In case any action, suit or proceeding is brought against any of the Landlord Indemnitees by reason of any such act of the Tenant or any of the Tenant’s respective agents, partners or employees, then the Tenant will, at the Tenant’s expense and at the option of said Landlord Indemnitees, by counsel reasonably approved by said Landlord Indemnitees, resist and defend such action, suit or proceeding.

(c)                             To the extent not expressly prohibited by law, Landlord agrees to hold harmless and indemnify Tenant and Tenant’s agents, partners, shareholders, officers, directors, managers, members and employees (collectively, the “Tenant Indemnitees”) from any losses, damages, judgements, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Tenant Indemnitees, including reasonable attorney’s fees and expenses, for death or injury that may arise from or be caused directly or indirectly by any negligent act of omission or commission or any willful misconduct of the Landlord or any of the Landlord’s respective agents, partners or employees.  Such third parties shall not be deemed third party beneficiaries of this Lease.  In case any action, suit or proceeding is brought against any of the Tenant Indemnitees by reason of any such act of the Landlord or any of the Landlord’s respective agents, partners or employees, then the Landlord will, at the Landlord’s expense and at the option of said Tenant Indemnitees, by counsel reasonably approved by said Tenant Indemnitees, resist and defend such action, suit or proceeding.

(d)                            Subject to the provisions of Section 13(a) hereof, to the extent permitted by law, no agreement of Tenant in this Section 13 shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises,  Building or Project.

14.                            Damage or Destruction by Casualty.  If the Premises or any part of the Project shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable through damage to the Premises or to damage materially and adversely affecting Tenant’s use of any essential portion of the common areas of the Project for the purposes for which they were intended such that Tenant’s operation of its business within the Premises is materially and adversely affected, then Landlord shall proceed to repair and restore the damage with reasonable promptness and diligently pursue such repairs to completion, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control.  Landlord shall, with reasonable promptness after the occurrence of such damage, estimate in good faith the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate.  If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable and/or damage has occurred to any essential portion of the common areas of the Project which materially and adversely affects Tenant’s operation of its business within the Premises) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within thirty (30) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate).  Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the damage, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days, so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration; provided, however, notwithstanding the foregoing, in the event Landlord has failed to complete such repairs and restoration and tendered the Premises to Tenant within eighteen (18) months following the date of such casualty, subject to delays caused by the acts of Tenant or its agents, contractors or employees, delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, then Tenant shall be entitled to terminate this Lease upon not less than thirty (30) days prior written notice to Landlord (except that if Landlord completes the repair and restoration of the Premises prior to the expiration of such thirty (30) day period, then Tenant’s notice of termination shall be deemed null and void and this Lease shall remain in full force and effect).  Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have no duty pursuant to this Section 14 to repair or restore any portion of the alterations, additions or improvements made by Tenant in the Premises or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration, (b) Tenant shall not have the right to terminate this Lease pursuant to this Section 14 if the damage or destruction was caused by the act or neglect of Tenant, its agents or employees, (c) Landlord shall have no duty pursuant to this Section 14 to repair or restore any portion of the Premises or any alterations, additions or improvements contained therein, if the cost of such repair or restoration exceeds the insurance proceeds received by Landlord and (d) if any such damage rendering all or a substantial portion of the Premises or the Building untenantable occurs during the last two (2) years of the Term, Landlord shall have the option to terminate this Lease by giving written notice to Tenant within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.

In the event any such fire or casualty damage renders the Premises untenantable and Tenant is not occupying all or any portion of the Premises and/or conducting its business therefrom, and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 14 by reason of such damage, then Base Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord completes its repair and restoration. Such abatement shall be in proportion to the same ratio as the area of the Premises not ready for occupancy from time to time bears to the area of the entire Premises.  In the event of termination of this Lease pursuant to this Section 14, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

15.                            Eminent Domain.  If all or a substantial part of the Building, or any part thereof which includes all or a substantial part of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award to or for the benefit of Tenant; provided, however, in no event shall the foregoing limit or restrict the right of Tenant to pursue the award permitted Tenant hereinbelow.  If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which would, in Landlord’s opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it necessary or desirable to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this Lease upon not less than ninety (90) days’ notice prior to the date of termination designated in the notice.  In either of the events above referred to, Rent at the then current rate shall be apportioned as of the date of the termination.  No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination, and the Tenant shall have no right to share in the condemnation award, whether for a partial or total taking, for loss of Tenant’s leasehold or improvements, or in any judgment for damages caused by the change of grade; provided, however, Tenant shall be entitled to pursue the condemning authority for an award for moving expenses, loss of Tenant’s property and the unamortized value of Tenant’s leasehold improvements within the Premises which were paid for by Tenant so long as no such award granted to Tenant will diminish the award granted to Landlord hereunder.  Further, in no event shall Tenant have any right to claim the loss of its leasehold value in connection with any such condemnation proceeding.

16.                            Default:  Landlord’s Rights and Remedies.

(a)                             Events of Defaults.  The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this Lease:

(i)            Failure by Tenant to pay any Rent within five (5) days after the date same is due; provided, however, that for the first two (2) such monetary defaults in any twelve (12) consecutive month period, Landlord shall provide Tenant with written notice of such monetary default and not less than five (5) days within which to cure such monetary default (after the first two (2) notices of such monetary default in any twelve (12) consecutive month period, in no event shall Landlord be obligated to provide Tenant with written notice of such monetary default during the remainder of such twelve (12) consecutive month period and Tenant shall be deemed to be in “Default” hereunder if Tenant fails to pay any Rent within five (5) days after the date same is due without the benefit of any additional notice and/or cure periods);

(ii)           Failure by Tenant to pay, within thirty (30) days after notice of failure to pay on the due date from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease;

(iii)          Failure by Tenant to observe or perform any of the covenants with respect to assignment and subletting set forth in Article 12 above;

(iv)          Failure by Tenant to comply with Tenant’s warranties, representations or covenants in this Lease regarding hazardous substances unless such failure continues for a period in excess of thirty (30) days after written notice thereof from Landlord to Tenant;

(v)           Failure by Tenant to commence to cure, immediately after receipt of notice from Landlord, any hazardous condition which Tenant has created in violation of law or of this Lease and to diligently and in good faith complete the cure of such hazardous condition within a reasonable time thereafter;

(vi)          Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after notice thereof from Landlord to Tenant and if the cure of such failure is not reasonably susceptible within such thirty (30) day period, Tenant fails to commence the cure of such covenant, agreement, condition or provision of this Lease within such thirty (30) day period, and thereafter fails to diligently and in good faith pursue the cure of such default and fails to cure same within a reasonable period of time thereafter;

(vii)         The levy upon, under writ of execution or the attachment by legal process of, the leasehold of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within ten (10) days from the date of such filing;

(viii)        Intentionally deleted;

(ix)           Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;

(x)            A trustee is appointed for Tenant or for the major part of its property and is not discharged within ninety (90) days after such appointment; or

(xi)           Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law, or similar law for the relief of debtors, is instituted (i) by Tenant or (ii) against Tenant and is allowed against it or is consented to by it or is not dismissed within ninety (90) days after such institution.

(xii)          Intentionally deleted.

(b)                          Rights and Remedies of Landlord.  If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord or any other right or remedy allowed it by law:

(i)            Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

(ii)           Landlord may terminate Tenant’s right to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

(iii)          Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy including, without limitation, recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

(c)                          Right to Re-Enter.  If Landlord exercises either of the remedies provided in Sections (i) and (ii) above, Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be lawfully necessary, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

(d)                          Current Damages.  If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder.  Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term.  In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such Rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as are commercially reasonable and may collect the rents from such reletting.  Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting except that Landlord shall use its reasonable efforts to mitigate its damages in connection with any such Default (provided that the foregoing shall not obligate Landlord to prefer leasing the Premises over other available Premises in the Building).  In any such case, Landlord also may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s reasonable expenses of reletting.  The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant.  Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent, Tax Adjustments and Expense Adjustments) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred.  No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

(e)                          Final Damages.  If this Lease is terminated by Landlord pursuant to Section 16(b)(i) above, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (a) the unamortized portion of Landlord’s portion of Landlord’s contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease, (b) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in Article 1 above or elsewhere herein and the amount projected by Landlord to represent Tax Adjustments and Expense Adjustments for the remainder of the Term pursuant to Article 4 above, over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a five percent (5%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and

(c) any damages in addition thereto including, without limitation, attorneys’ fees and court costs, which Landlord has sustained as a result of any of the covenants of this Lease other than for the payment of Rent.

(f)                           Removal of Personal Property.  All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law including, without limitation, Tenant’s personal property, may be handled, removed or stored by Landlord at the cost  and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof.  Tenant shall pay Landlord for all reasonable expenses incurred by Landlord with respect to such removal and storage as long as the same is in Landlord’s possession or under Landlord’s control.  All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, all, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

(g)                          Attorneys’ Fees.  If at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses for attorney’s fees, paralegal fees and disbursements incurred therein by the successful party.

(h)                          Assumption or Rejection in Bankruptcy.  If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

(i)                           Default Under Other Leases.  If the term of any lease, other than this Lease, for any space on land shown on the Master Site Plan under which Tenant or an affiliate of Tenant is obligated on the date hereof or thereafter is terminated or terminable as a result of any default by the tenant thereunder, Landlord shall have the right, but not the obligation, to terminate this Lease or exercise any other rights or remedies of Landlord set forth herein in the event of a Default by Tenant under this Lease.

17.                         Subordination.  Tenant agrees that this Lease is subject and subordinate to any ground lease, mortgage, deed of trust or land sale contract which may now or, at Landlord’s option, hereafter affect the real property of which the Premises form a part and such subordination shall be self-operative.  Tenant shall execute such documents as may be reasonably required by Landlord or the holder of the lien to evidence this subordination.  Notwithstanding the foregoing, Tenant agrees that if requested by any mortgagee or trustee, Tenant’s interest in this Lease shall be superior or inferior, in whole or in part, to the mortgage held by such mortgagee or trustee and Tenant will execute any instrument requested by such mortgagee to evidence such superiority or inferiority.  Landlord shall use its commercially reasonable and good faith efforts to obtain a commercially reasonable subordination, non-disturbance and attornment agreement from each present and future mortgagee of all or any portion of the Project; provided, however, in no event shall Landlord be obligated to provide to Tenant such a subordination, non-disturbance and attornment agreement until after Tenant has completed Tenant’s Work and commenced its business operations within the Project.  Tenant covenants and agrees that it will not subordinate this Lease to any lien (except the lien of any mortgage, deed of trust or ground lease which may now affect the Premises), without the prior written consent of any existing mortgagee, trustee or ground lessor.  If any mortgage or deed of trust (hereinafter, collectively, a “mortgage”) is foreclosed, or if any mortgagee accepts a deed in lieu of foreclosure or exercises any other remedies available to it under law or its mortgage, or if any ground lease is terminated, then upon the request of the mortgagee, the purchaser at any foreclosure sale or the ground lessor or any person succeeding to the interest of Landlord, as the case may be, Tenant will attorn, as Tenant under this Lease, to such mortgagee or to the purchaser at any foreclosure sale or to the ground lessor or to any such person succeeding to the interest of Landlord, and Tenant will execute promptly any instruments which may be required to evidence such attornment, provided, however, (i) such mortgagee, purchaser, ground lessor or successor in interest shall not be bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for performance by Tenant of its obligations under this Lease, and (ii) such mortgagee or successor in interest shall not be bound by any amendment or modification of this Lease made after the identification and notice address of such mortgagee has been provided to Tenant without the consent of such mortgagee (to the extent such mortgagee’s consent  is required under the terms of its mortgage) or such successor in interest.  Tenant agrees to give any holder of any mortgage or ground lessor, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant.  If Tenant fails within ten (10) days after written demand therefor to execute and deliver any instruments as may be necessary or proper to effectuate any of the covenants of Tenant set forth above in this Section 17, Tenant shall be deemed to be in Default under this Lease.

18.                         Mortgagee and Ground Lessor Protection.  Tenant agrees to give any mortgagee and any ground lessor, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise) of the address of such mortgagee or ground lessor (hereinafter the “Notified Party”).  Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.

19.                         Defaults by Landlord.  Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after notice by Tenant to Landlord  specifying the nature of Landlord’s failure to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to monetary damages and Tenant may enforce the provisions of this Lease and may enforce and protect the rights of Tenant under this Lease by suit or suits in equity or at law for specific performance of any provision of this Lease; provided however, that in no event shall Landlord be liable under any circumstances for any consequential damages incurred by Tenant including, without limitation, any injury to, or interference with, Tenant’s business, (including any loss of profits) arising in connection with this Lease.  Nothing herein contained shall be interpreted to mean that Tenant is excused from paying Rent due hereunder as a result of any default by Landlord.  The obligation to pay Rent is independent of any covenant, obligation or agreement by Landlord under this Lease.

It is expressly understood and agreed that, notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord hereunder and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Project, and neither Landlord, nor any of its constituent partners nor subpartners, or the employees, directors, shareholders, members or managers thereof, shall have any personal liability therefor, and Tenant, on behalf of itself and all persons claiming by, through or under Tenant, hereby expressly waives and releases Landlord and such partners and subpartners, and the employees, directors, shareholders, members or managers thereof, from any and all personal liability.

20.                         Insurance.

(a)                          At all times during the Term of this Lease, Tenant shall at its sole cost and expense maintain in full force and effect insurance protecting Tenant and Landlord, and their respective agents, and any other parties reasonably designated by Landlord from time to time as follows:

(i)                                     Comprehensive general liability insurance, including contractual liability insuring the indemnification provisions contained in this Lease, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence for personal injury, bodily sickness, disease or death and One Million Dollars ($1,000,000.00) combined single limit per occurrence for damage or injury or destruction of property (including the loss of the use thereof), all of the foregoing shall be inclusive of any umbrella coverage.  The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability, broad form property damage liability, product’s liability and completed operations coverage (as well as owned, non-owned and hired automobile liability, if any exposure exists).

(ii)                                  Insurance against “all risks” (including sprinkler leakage, if applicable) for the full replacement cost of all additions, improvements and alterations to the Premises and of all office equipment, furniture, trade fixtures, merchandise and all other items of Tenant’s property on the Premises.  Tenant agrees to have such insurance policies endorsed to provide for a waiver of subrogation against Landlord by the insurance carrier.

The insurance Tenant is required to provide hereunder may be provided through any combination of blanket, primary, umbrella and excess limits policies.  Such insurance shall be written on an occurrence basis and contain a separation of insurance provision or cross-liability endorsement reasonably acceptable to Landlord.  The certificates provided to Landlord evidencing such insurance shall indicate that Tenant’s insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only.  Tenant shall, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force naming Landlord and Landlord’s mortgagee and their respective agents and employees as additional insureds, and providing that such insurance may not be canceled or changed without at least thirty (30) days’ prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten (10) days’ prior notice shall be provided).

(b)                          Intentionally deleted.

(c)                          Tenant shall comply, at its sole expense, with all federal, state and local requirements relating to the protection of public health, safety and welfare and with all environmental laws in the use, occupancy and operation of the Premises.  Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, and no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination); provided, however, Landlord acknowledges that so long as same is in compliance with all applicable federal, state or local laws, rules, ordinances and regulations regarding Hazardous Substances, Tenant shall be entitled to use, store, maintain, transport and handle at the Premises normal quantities of Hazardous Substances customarily used in the conduct of general administrative office activities such as copier fluids and cleaning supplies.  The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental laws or that would pose a health, safety or environmental hazard.

(d)                          In the event Tenant fails to perform its obligations pursuant to this Section 20 promptly and adequately, Landlord may, but need not, cure such failure to perform and the cost of such cure by Landlord shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon the earlier to occur of (i) Landlord’s written demand therefor and (ii) the next due installment of Rent under this Lease.

(e)                          Landlord and Tenant agree to have all fire and extended coverage and other property damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of such policy or the right of the insured to recover thereunder and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party.  Without limiting any release or waiver of liability or recovery set forth elsewhere in this Lease, and notwithstanding anything in this Lease which may appear to be to the contrary, each of the parties hereto waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.  Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, and the foregoing endorsements shall not be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or to increase the cost thereof (provided that in the case of increased cost, the other party shall have the right, within ten (10) days following written notice thereof, to pay such increased cost and thereby keep such release or waiver in full force and effect).

(f)                           At all times during the Term of this Lease, Landlord shall, at its sole cost and expense subject to reimbursement as Expenses, maintain in full force and effect the following insurance: (i) comprehensive general liability insurance, including contractual liability insuring Landlord’s indemnification provisions contained in this Lease, with limits of not less than Five Million Dollars ($5,000,000.00) combined single limit per occurrence for personal injury, bodily sickness, disease or death and One Million Dollars ($1,000,000.00) combined single limit per occurrence for damage or injury or destruction of property including the loss of use thereof; and (ii) insurance against “all risks” (including sprinkler leakage, if applicable) for the full replacement cost of the Project and of all office equipment, furniture, trade fixtures and merchandise owned by Landlord on the Project; provided, however, in no event shall such “all risk” insurance cover any alterations, additions or improvements installed by or on behalf of Tenant within the Premises nor any office equipment, furniture, trade fixtures, merchandise or any other item of personal property owned or maintained by any tenant in the Project (including Tenant).  Landlord shall, upon Tenant’s written request therefore, furnish Tenant certificates of insurance evidencing that all recorded insurance is in force.

(g)                          Landlord hereby represents and warrants to and for the benefit of Tenant that as of the date hereof, to the best of Landlord’s actual knowledge (without investigation or inquiry), no Hazardous Substances were used in the construction of the Project in violation of applicable federal, state and/or local laws, ordinances, rules and regulations.

21.                         Nonwaiver.  No waiver of any condition expressed in this Lease shall be implied by any neglect of either party hereto to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated.  Without limiting the provisions of Section 8 hereof, it is agreed that no receipt or moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys.  It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.  No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. Acceptance by Landlord of a check for a lesser amount with endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice of any other rights or remedies which Landlord may have against Tenant.

22.                         Estoppel Certificate.  Tenant agrees that from time to time upon written request by Landlord, or the holder of any mortgage or any ground lessor, Tenant (or any permitted assignee, subtenant or other occupant of the Premises claiming by, through or under Tenant) will deliver to Landlord or to the holder of any mortgage or ground lessor or contract purchaser of an interest in the Land or in the Building, within ten (10) days after such written request shall have been served upon Tenant, a statement in writing signed by Tenant in a form substantially similar to the form attached to this Lease as Exhibit “C” certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid, (c) the date upon which the Term shall end, (d) that, to the best of Tenant’s actual knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (e) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (f) that there has been no prepayment of Rent other than that provided for in this Lease; (g) the amount of any security deposit made by Tenant or Tenant’s successor, (h) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof, and (i) such other matters as may be reasonably required by the Landlord, holder of a mortgage, ground lessor or contract purchaser.  In the event Tenant fails to so deliver such an estoppel certificate within the time period specified above, then Tenant shall be deemed to be in Default under this Lease and the statements contained therein (with “none” being deemed inserted in each place providing for an insert) shall be conclusively deemed to be true and accurate.

23.                         Tenant Authorization. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof.  If Landlord so requests, Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease executed by Tenant, evidence satisfactory to Landlord authorizing Tenant’s execution and delivery of this Lease and the performance of Tenant’s obligations hereunder.

24.                         Real Estate Brokers.  Each of Landlord and Tenant represents to the other party, that each party has dealt with and only with the leasing broker, if any, listed in the Basic Lease Provisions section of this Lease (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker in connection with this Lease and agrees to indemnify and hold the other party harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with Landlord and/or Tenant of this Lease.

25.                         Notices.  All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided.  Notices to or demands upon Tenant shall be addressed to Tenant at 2800 East 13th Street, Ames, Iowa 50010, Attention: Doug Paris, prior to its occupancy of the Premises and at the Premises following its occupancy of the Premises, with a copy to Spencer Fane Britt & Brown LLP, 1000 Walnut Street, Suite 1400, Kansas City, Missouri 64106, Attention: Mike Kirk.  Notices to or demands upon Landlord shall be addressed to Landlord at c/o ECD Company, 250 Parkway Drive, Suite 120, Lincolnshire, Illinois 60069, Attention: Mr. Scott D. Greenberg, with a copy to Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601, Attention: David Glickstein, Esq.  Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service, or (c) upon three (3) business days after deposit in the United States mails, if mailed.  Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith.  Notices and demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Property or the agent of any of them.

26.                         Miscellaneous.

(a)                          Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of Section 12 hereof.

(b)                          All of the agreements of Landlord and Tenant with respect to the Premises are contained in this Lease; and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.

(c)                          Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on

Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant.

(d)                          The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed.  In all cases where there is more than one Tenant, the liability of each shall be joint and several.

(e)                          Clauses, plats, and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are part hereof.  The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.

(f)                           Without limiting any other provision of this Lease, neither party hereto shall be in default hereunder if such party is prevented from performing any of its obligations hereunder due to strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws, orders or regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, or any other cause beyond such party’s reasonable control; provided, however, in no event shall the foregoing limit or restrict the obligation of any such party to perform any monetary obligation under this Lease.

(g)                          Time is of the essence of this Lease and of each and all provisions thereof.

(h)                          All amounts (including, without limitation, Base Rent and Additional Rent) owed by either party hereunder pursuant to any provision of this Lease which is not paid when due shall not be deemed a loan but shall bear interest from the date due until paid at the annual rate equal to four (4) percentage points in excess of the rate of interest announced from time to time by Bank One at Chicago, Illinois, or any successor thereto, as its corporate base rate, changing as and when said corporate base rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.

(i)                           The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

(j)                           All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant.

(k)                          In no event shall any of the provisions of this Lease be construed against the party to whom the drafting of such provisions is attributed.

(l)                           All services to the Premises obtained by Tenant shall be provided by a contractor or contractors reasonably satisfactory to Landlord capable of working in harmony with contractors retained by Landlord whose union affiliation(s) shall not result in jurisdictional labor claims or disputes with contractors employed by Landlord and shall not result in any labor actions being filed against Landlord or the Premises, and whose presence in the Premises shall not create security or coordination problems with Landlord or their respective agents, contractors, employees, licensees and invitees.

(m)                         In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, financial statements in form and substance reasonably satisfactory to Landlord reflecting Tenant’s current financial condition (if Tenant is publicly traded, Tenant shall satisfy this requirement by providing to Landlord only such financial information as is publicly available).  Such information shall be delivered by Tenant to Landlord within ten (10) business days of Tenant’s receipt of Landlord’s written request therefor.  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects.

27.                         Delivery of Possession.  Intentionally deleted.

28.                         Substitution of Premises.  Intentionally deleted.

29.                         Signs.  Landlord shall list Tenant in the Building directory.  No signs shall be installed by or on behalf of Tenant on the exterior of, or adjacent to, the Premises or the Building.  All signs which are erected in or on the interior of the Premises shall be in accordance with the building standard designated by Landlord and subject to Landlord’s prior written approval.  The installation and maintenance of any and all signs by or on behalf of Tenant shall be in full compliance with all applicable laws, ordinances, regulations, rules and orders of any governmental authority having jurisdiction, and Tenant shall obtain all necessary licenses and permits in connection therewith.  Tenant shall install and promptly repair, maintain and service all such signs in accordance with proper techniques and procedures, and shall indemnify, hold harmless and defend Landlord from all loss, cost, damage or expense, including attorney’s fees, arising out of any claim relating to the installation, existence, operation, maintenance, repair, removal or condition of any such sign.  On or before the termination of this Lease, Tenant shall, at its sole expense, remove all such signs in a manner satisfactory to Landlord and shall immediately repair, at Tenant’s sole expense, any injury or damage caused by removal.  All costs and expenses relating to all such signs shall be borne solely by Tenant.

30.                         Landlord.  The term “Landlord” as used in this Lease means only the owner or owners at the time being of Landlord’s interest in the Building and the Land so that in the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Land and Building, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such conveyance, sale or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto.  This Lease shall not be affected by any such conveyance, assignment or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

31.                         Title and Covenant Against Liens.  The Landlord’s title is and always shall be paramount to the title of the Tenant and nothing in this Lease contained shall empower the

Tenant to do any act which can, shall or may encumber the title of the Landlord.  Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Real Property, the Land, the Building, the Premises or the Project or against the Tenant’s leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same or otherwise bond over same to Landlord’s reasonable satisfaction.  Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Land, Building, Premises or Project, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens created, caused or permitted by Tenant so attach and Tenant fails to  pay and remove same (or cause same to be bonded over) within ten (10) days, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 26(h) hereof for amounts owed Landlord by Tenant.  Such sums shall be deemed to be Additional Rent due and payable by Tenant at once without notice or demand.

32.                         Communications and Computer Lines.   As otherwise permitted as set forth in Section 5(f) of this Lease, Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related electronic signal transmission devices (collectively the “Lines”), provided:  (a) Tenant shall obtain Landlord’s prior written consent, which shall not be unreasonably withheld or delayed, use an experienced and qualified contractor reasonably approved in writing by Landlord, and comply with all of the other provisions of this Lease, (b) any such installation, maintenance, replacement, removal or use shall comply with all laws, ordinances, codes and regulations applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Project, (c) an acceptable number of spare Lines and space for additional Lines shall be maintained in the Building for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall, at Tenant’s sole consent and expense, be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises, (f) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws, ordinances, codes and regulations or represent a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.  Landlord may (but shall not have the obligation to):  (i) install new Lines at the Project, (ii) create additional space for Lines at the Project, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Project by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines).  Such rights shall not be in limitation of other rights that may be available to Landlord by law or otherwise.  If Landlord exercises any such rights, Landlord may include those costs in Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures included in Expenses hereunder shall be amortized (together with reasonable finance charges).

Notwithstanding anything to the contrary contained in this Lease, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord so notifies Tenant prior to or within thirty (30) days following such termination.  Any Lines not required to be removed pursuant to this Article shall, at Landlord’s option, become the property of Landlord (without payment by Landlord).  If Tenant fails to remove such Lines as required by Landlord, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines, at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or applicable laws, ordinances, codes and regulations).  Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void.  Except to the extent arising from the intentional or negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”):  (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant’s requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Project, by any failure of the environmental conditions or the power supply for the Project to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause.  Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant’s obligations under this Lease.  Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

33.                         Parking.  Landlord represents to Tenant that the Building contains an indoor parking garage (the “Garage”).  Landlord shall provide in the Garage sufficient parking spaces to maintain a parking ratio of four (4) parking spaces per 1,000 square feet of floor area of the Building.  Except as may be otherwise set forth herein, the Garage shall be open twenty-four (24) hours per day, seven (7) days per week to tenants and their employees working within the Building holding valid access cards.  Such right to park in the Garage shall be on a non-exclusive basis in common with Landlord, other tenants of the Building and other parties to which Landlord has granted rights in the Garage.  Such parking shall be free of charge during the

Lease Term (as the same may be extended or renewed); provided, however, the foregoing shall not limit or restrict Landlord’s right to include in Expenses costs associated with such Garage pursuant to the terms of this Lease.  During normal business hours, visitor parking shall be available on a limited basis within the Garage.  Landlord shall provide Tenant with not less than fifty (50) access cards to permit Tenant and its employees to access the Garage and Tenant shall provide Landlord with the names of all such parties holding such access cards along with the make and model of such automobiles to be located within the Garage and the license plate of such automobiles.  Tenant shall notify Landlord immediately upon any change in the holder of any such access card.  Landlord hereby represents to Tenant that Landlord shall implement and enforce reasonable rules and regulations to assure orderly operation of the Garage and the availability of fifty (50) unassigned parking spaces for Tenant and its employees during normal office business hours.  Further, Tenant shall at all times comply with all applicable rules and regulations implemented by Landlord with respect to the use of the Garage.  Landlord reserves the right to adopt, modify and enforce reasonable rules governing the use of the Garage from time to time, including any key-card, sticker or other identification or entrance system.  Landlord may refuse to permit any person who violates such rules and regulations for the Garage to park in the Garage, and any violation of said rule shall subject the automobile to removal, at such person’s expense from the Garage.  If such violations of the rules and regulations relating to the Garage persist or in the event any other non-monetary default by Tenant under this Section 33 is not cured within ten (10) days after written notice thereof to Tenant, Landlord may cancel Tenant’s use of the Garage.  Such default under this Section 33 shall also subject Tenant to any and all other rights or remedies permitted Landlord at law or in equity or provided in this Lease.  Other than as set forth herein, in no event shall any overnight parking be permitted in the Garage; provided, however, Landlord hereby acknowledges that in the course of Tenant’s business operations, certain of Tenant’s employees and officers shall desire to leave their cars on an overnight basis within the Garage for purposes of travel necessity (i.e., such parties leave their car in the Garage and use alternate transportation to travel to and from airports in and around the Chicago metropolitan area for purposes of business travel). Accordingly, notwithstanding the foregoing, solely in connection with such business travel (and in no event for storage of such cars) and so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant shall be entitled to permit not more than twelve (12) cars of its officers or employees to remain parked in the Garage on an overnight basis for not more than ten (10) consecutive nights.  In connection therewith, in order for such overnight parking to be permitted by Landlord hereunder, Tenant shall be required to provide not less than one (1) day prior written notice to Landlord specifying the identification of the automobile, license plate number and individual (which must be a party then validly holding an access card to the Garage) who will be leaving such automobile in the Garage on an overnight basis.  If Tenant fails to provide such information to Landlord on a timely basis, then such automobile shall be parked in the Garage on an overnight basis without Landlord’s prior written consent and accordingly shall be subject to towing and other penalties uniformly assessed by Landlord for non-compliance with the rules and regulations of the Garage.  Tenant acknowledges and agrees that the Garage may be used by the adjacent retail center during nights and weekend hours; provided, however, in no event shall the foregoing limit Tenant’s right to have the non-exclusive use of fifty (50) parking spaces within the Garage during normal office business hours.  Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage, nor for any personal injuries or death arising out of any matter relating to the Garage.  Landlord reserves the right to create short-term parking spaces and to reserve spaces for visitors, small cars and  handicapped persons and Tenant shall not park nor permit its employees to park  in any such spaces reserved generally for visitors to the Building; provided, however, in no event shall the foregoing limit Tenant’s right to have the non-exclusive use of fifty (50) parking spaces within the Garage during normal office business hours.  Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the Garage, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control.

34.                         Entry Cards.  Landlord shall provide limited access to the Building during other than ordinary business hours in the form of special limited access entry cards (“Entry Cards”) for Tenant and its employees.  An Entry Card shall not automatically qualify Tenant or any of its employees for an access card to the Garage.  Landlord shall provide Tenant with four (4) cards per 1,000 per square feet of Rentable Area in the Premises (which Landlord and Tenant acknowledge and agree is a total of fifty (50) cards).  Tenant shall reimburse Landlord for its actual cost in providing any additional or replacement cards.  The current cost required for a replacement card and an additional card is $10.00 per card.  Landlord shall be entitled to cancel any lost or stolen cards of which it becomes aware.  Tenant shall promptly notify Landlord of any lost or stolen cards.  Landlord shall have no liability to Tenant or any of its officers, directors, employees, agents, contractors or invitees for any losses due to theft or burglary or for damages committed by unauthorized persons on the Premises; and Landlord shall not be required to insure against such losses.  Tenant shall cooperate fully in Landlord’s efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.  Tenant further agrees to surrender all remaining Entry Cards in its possession upon the expiration or earlier termination of this Lease.

35.                         Extension Option.  Tenant, at its option, shall have the right to extend (the “Options to Extend”) the Term of this Lease for the entire Premises for two (2) additional periods of five (5) years each (individually, the “Extended Term”) by delivering written notice to Landlord at least one (1) year prior to the expiration of the then current Term of this Lease; provided that, at the time said notice is so delivered and on the commencement of the applicable Extended Term, Tenant is not in default under this Lease beyond applicable notice and cure periods.  Subject to the conditions set forth in the preceding sentence, if Tenant provides timely notice of its election to exercise an Option to Extend, this Lease shall be deemed extended for an Extended Term upon the same terms, covenants and conditions as provided in this Lease for the Term except that Base Rent during each Extended Term shall be as follows: (i) for the first Extended Term, Base Rent for the first Lease Year of such Extended Term shall be equal to one hundred three percent (103%) of the Base Rent for the Lease Year immediately preceding such Extended Term and for each subsequent Lease Year of the first Extended Term, the Base Rent shall increase by three percent (3%) per annum; and (ii) for the second Extended Term, the Base Rent for said Extended Term shall be the “Market Rent” as determined pursuant to the provisions of Exhibit “I” attached to this Lease.  Any termination of this Lease during the Term shall terminate the Options to Extend.  Other than as set forth herein, any assignment of this Lease or subletting of all or a part of the Premises by Tenant shall terminate the Options to Extend; provided, however, in no event shall an assignment of this

Lease or sublet of all or any portion of the Premises to a “Related Party Permitted Transferee” be deemed to terminate the Options to Extend.

36.                         Termination Right.  Subject to the terms and conditions set forth herein, Tenant shall have a one-time right to terminate this Lease upon the expiration of the fifth (5th) Lease Year by providing written notice of such termination to Landlord no later than the expiration of the fourth (4th) Lease Year and the payment of the Termination Fee (as hereinafter defined) contemporaneously with Tenant’s delivery of such written notice of termination to Landlord.  In no event shall Tenant’s right to terminate be applicable in the event at the time of Tenant’s such termination Tenant is then in default under any of the terms and conditions of this Lease beyond applicable notice and cure periods nor shall Tenant’s termination notice be effective if the Termination Fee (paid via a certified or cashier’s check or by wire transfer) does not accompany Tenant’s notice of termination to Landlord.  As used herein, the Termination Fee shall be equal to Monthly Base Rent due and payable under this Lease for the first seven (7) full calendar months of the sixth (6th) Lease Year along with all Tax Adjustments and Expense Adjustments due under this Lease during such seven (7) month period (except that solely for purposes of calculating the Tax Adjustment and Expense Adjustment component of the Termination Fee, such amounts shall be calculated by using the amount of such estimated Tax Adjustments and Expense Adjustments due under this Lease for the last month of the fourth (4th) Lease Year).

37.                         Right of First Offer.  Landlord hereby grants to Tenant the one-time right of first option to lease, upon the terms and conditions hereinafter set forth, that portion of the Building located on the second floor and identified on the floor plan attached to this Lease as Exhibit “F” as the “Offer Space” (which contains approximately 1,500 rentable square feet) as and when such Offer Space becomes “available for leasing” (as hereinafter defined).  Landlord and Tenant acknowledge and agree that the Offer Space is not currently leased and is currently “available for lease”.  Accordingly, notwithstanding the foregoing, the terms and provisions of this Section 37 providing for Tenant’s right of first offer for such Offer Space shall not be applicable until such time as the first lease for such Offer Space, as such lease may be extended or renewed, expires or is terminated and such Offer Space thereafter becomes “available for leasing”.  The Offer Space shall be deemed to be “available for leasing”, subject to the first lease of such space as noted above, at such time as no other party who has a prior right to such Offer Space pursuant to a right of first offer or right of first refusal elects to lease such Offer Space and thereafter Landlord places such Offer Space on the open market for lease to third parties.  Prior to Landlord’s leasing the Offer Space at such time, Landlord shall give Tenant a written notice (the “Offer Notice”) of the availability of the Offer Space and the date upon which possession of the Offer Space is available to Tenant (the “Offer Space Commencement Date”).  Following Landlord’s delivery of such Offer Notice to Tenant, Tenant shall have a period of not more than ten (10) calendar days within which to elect to lease such Offer Space by written notice to Landlord, time being of the essence.  If such right is not so exercised, Tenant’s rights as set forth in this Section 37 shall thereupon terminate and no longer be in full force and effect.  Landlord may thereafter rent all or any portion of the Offer Space without notice to Tenant and free of any right of Tenant.  In no event shall Tenant be permitted to elect to lease less than the entire area of the Offer Space.  The right of first offer granted hereunder is only applicable in the event a minimum of twenty-five (25) full calendar months of the Term of this Lease remain as of the date that Tenant would first commence paying rent for the Offer Space and at such time as less than twenty-five (25) months remain in the then current Term of this Lease, Landlord shall no longer be obligated to provide such Offer Notice to Tenant and the terms and provisions of this Section 37 shall thereafter be null and void and of no further force and effect.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that in the event Landlord intends to enter into a first lease for the Offer Space which shall be for a term with an expiration date (including any renewal option) later than the end of the fourth (4th) Lease Year of the Term of this Lease, then prior to Landlord entering into such first lease, Landlord shall provide Tenant with the right of first refusal as set forth on Exhibit “H” attached to this Lease.  In the event Tenant fails to elect to lease the Offer Space pursuant to such right of first refusal, then the remaining terms and provisions of this Section 37 shall thereafter be applicable.

Tenant may only exercise its right to lease the Offer Space and an exercise thereof shall only be effective if, at the time of Tenant’s exercise of said right and on the applicable Offer Space Commencement Date, this Lease is in full force and effect and Tenant is not then in default under this Lease beyond applicable notice and cure periods and inasmuch as this right of first offer is intended only for the benefit of the original Tenant named in this Lease, the entire Premises are then occupied by the original Tenant named herein (or a Related Party Permitted Transferee) and the original Tenant has not assigned this Lease or sublet all or any portion of the Premises; provided, however, in no event shall the foregoing limit or restrict Tenant’s right to exercise its option to lease the Offer Space pursuant to the terms and provisions of this Section 37 in the event of an assignment of this Lease or sublet of all or any portion of the Premises to a Related Party Permitted Transferee.  Without limitation of the foregoing, no sublessee or assignee other than a Related Party Permitted Transferee shall be entitled to exercise any right hereunder and no exercise of any such right hereunder by any party other than the original Tenant named herein or a Related Party Permitted Transferee shall be effective.  In addition to the foregoing, Landlord and Tenant acknowledge and agree that following Tenant’s delivery to Landlord of a notice to terminate this Lease pursuant to the terms and provisions of Section 36 hereinbelow, then Tenant shall no longer be permitted to exercise its option to lease the Offer Space pursuant to the terms and conditions of this Section 37; provided, however, in no event shall the foregoing limit or restrict Tenant’s liability for rent and other obligations in the event Tenant has exercised its option to lease the Offer Space prior to the delivery of such a termination notice as set forth in Section 36 of this Lease.

If Tenant validly exercises its right to lease the Offer Space pursuant to this right of first offer, then effective as of the Offer Space Commencement Date the Offer Space shall be included in the Premises subject to all the terms, conditions and provisions of this Lease except that (i) the Base Rent due for the Offer Space shall be equal to the then current Base Rent payable under this Lease for the Premises determined on a per square foot basis and the Base Rent for the remainder of the Term for the Offer Space shall be equal to the Base Rent payable for the remainder of the Premises; (ii) the net rentable area of the Premises shall be increased by the net rentable area of such Offer Space and such rentable area of the Premises as so increased shall be utilized in calculating the increases in Base Rent and in Tenant’s proportionate share for purposes of Additional Rent due under this Lease; (iii) Tenant shall be entitled to six (6) additional parking spaces and additional access cards for the Garage and six (6) additional Entry Cards; (iv) the term of the demise covering such Offer Space shall commence on the Offer Space Commencement Date and shall expire on the expiration of the Term so as to be coterminous with the Term of this Lease, including any extension or renewal thereof in accordance with the terms and provisions of this Lease; (v) possession of the Offer Space shall be delivered in an “as-is” basis; (vi) Landlord shall provide Tenant with a build-out allowance for the Offer Space as follows: (a) in the event the Offer Space has been previously improved for occupancy by a tenant, then Landlord shall provide Tenant with a build-out allowance equal to $6.43 per square foot of net rentable area of the Offer Space, and (b) in the event the Offer Space has not previously been built out for occupancy by a tenant, then Landlord shall provide Tenant with a build-out allowance equal to $30.00 per square foot of net rentable area of the Offer Space; (vii) Tenant shall build out the Offer Space with alterations, additions and/or improvements pursuant to a workletter agreement upon terms substantially similar to those set forth in the Workletter Agreement attached to this Lease as Exhibit “E”; and (viii) effective upon the Offer Space Commencement Date, Tenant shall increase the security deposit then held by Landlord to equal one (1) month’s gross rent due under this Lease for the full Premises then being demised hereunder.

If Tenant validly exercises its right to lease the Offer Space in accordance with the terms hereof, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such Offer Space as determined in accordance herewith.

In the event Landlord is unable to deliver to Tenant possession of the Offer Space on or before the Offer Space Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability for such failure to deliver possession.  Said failure to deliver possession shall not affect either the validity of this Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to the Offer Space or the balance of the Premises; provided, however, that under such circumstances rent shall not commence as to such Offer Space until Landlord does so deliver possession to Tenant.

38.                         Exculpatory Provisions.  The liability of any Landlord under this Lease or any amendment to this Lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building and not other assets of such Landlord.  Assets of a Landlord which is a partnership do not include the assets of the partners of such Landlord, and negative capital account of a partner in a partnership which is Landlord and an obligation of a partner to contribute capital to the partnership which is Landlord shall not be deemed to be assets of the partnership which is Landlord.  No directors, officers, employees or shareholders of any corporation which is Landlord shall have any personal liability arising from or in connection with this Lease.  At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Lease or any documents or instruments executed in connection with this Lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this Lease or any documents or instruments executed in connection with this Lease.

IN WITNESS WHEREOF, the parties have caused this Lease to be executed on the date first above written.

LANDLORD:

ECD-LINCOLNSHIRE OFFICE, L.L.C.
By: ECD-Lincolnshire Manager II, L.L.C., its Manager

By:
Scott Greenberg
Managing Member

TENANT:

SAUER-DANFOSS INC., a Delaware corporation

By:
Name:
Its:

ATTEST:

EXHIBIT A

DESCRIPTION OF PREMISES

[TO BE ATTACHED]

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EXHIBIT B

RULES AND REGULATIONS

1.                            Access to Building:  Access to the Building or to the halls, corridors, elevators and stairways in the Building may be restricted and access at all times shall be gained only by exhibiting an appropriate security pass or by otherwise complying with the established Building security regulations.  Landlord may from time to time establish security controls and regulations for the purpose of regulating or restricting access to the Building, and Landlord may restrict access to washrooms by key, key combination or other security device.  Tenant shall abide by all such security controls and regulations so established.

2.                            Protecting Premises:  Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and, if practical, shut off all utilities, lights and machines in the Premises.  Tenant shall be responsible for protecting the Premises and all property and persons in the Premises from theft, robbery, pilferage and other crimes and keeping the Premises secure.

3.                            Building Directory:  If there is a directory of the Building in the lobby of the Building, it shall have Tenant’s name and will be provided at the expense of Landlord.  Any additional names requested by Tenant in the directory other than Tenant’s name must be approved by Landlord in writing, and, if so approved, will be provided at the sole expense of the Tenant.

4.                            Large Articles:  Furniture, freight and other large or heavy articles may be brought into the Building only at times and in the manner (including use of freight lifts or elevators and the loading area) designated by Landlord, on at least twenty-four hours notice by Tenant and always at Tenant’s sole responsibility.  Subject to Section 13(a) of the Lease, all damage done to the Building by moving or maintaining such furniture, freight or articles shall be repaired at the expense of Tenant.  All furniture, equipment, cartons and similar articles desired to be removed from the Premises or the Building shall be listed in writing by Tenant with Landlord and a removal permit therefor shall first be obtained from Landlord.

5.                            Signs:  Except as provided in the Lease, Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Building, or on any part of the outside of the Premises, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior written consent of Landlord, and then only such name or names or content and in such color, size, style, character, material and manner of affixing as may be first approved by Landlord in writing.  Landlord reserves the right to remove at Tenant’s expense all sign matter not consented to or approved by Landlord.

6.                            Advertising:  Tenant shall not use any picture or likeness of the Building in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material.

7.                            Compliance with Laws:   Intentionally deleted.

8.                            Hazardous Materials:   Intentionally deleted.

9.                            Defacing and Altering Premises and Overloading: Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or

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permit to be placed any article of any kind on any window ledge or on the outside of the exterior walls of the Premises or the Building.  No blinds, shades, draperies or other forms of inside window covering other than those provided by Landlord may be installed in the Premises.  Tenant shall not do any painting or decorating in the Premises or install any floor coverings in the Premises or make, paint, cut or drill into, drive nails, screws or other fasteners into or in any way deface any part of the Premises or Building without in each instance obtaining the prior written consent of Landlord.  Tenant shall not overload any floor or part thereof in the Premises in excess of the live load therefor, or any facility in the Building or any public corridors or elevators therein while bringing in or removing any large or heavy articles.  Landlord may direct and control the location of safes and all other heavy articles and, if considered necessary by Landlord, require supplementary supports at the expense of Tenant of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

10.                          Obstruction of Public Areas:  Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally or required by Landlord to be taken in or out through service doors or in or on freight elevators; and Tenant shall not, whether temporarily, accidentally or otherwise, allow anything to remain in, place or store anything, in, or obstruct in any way, any sidewalk, court, passageway, entrance, exit, loading or shipping area or hall, corridor, elevator or stairway.  Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, and move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Building employees) that are at any time being taken from the Premises directly to the areas designated for disposal.  All courts, passageways, entrances, exits, loading or shipping areas, elevators, stairways, corridors, halls and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety or security of the Building or its occupants.  No tenant and no employee, agent, licensee, invitee or contractor of Tenant shall enter into areas reserved for the exclusive use of Landlord or its agents, employees, licensees or invitees.

11.                          Keys and Additional Locks:  Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanisms thereof, or make or permit to be made any keys or security access cards for any door other than those provided by Landlord.  If more than two keys or security access cards for one lock are desired, Landlord will provide them to Tenant upon payment therefor by Tenant.  Upon termination of the Lease or of Tenant’s possession, Tenant shall surrender all keys or security access cards to the Premises and all keys or security access cards for offices, rooms or toilet rooms which have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys or security access cards so furnished, Tenant shall pay Landlord therefor.

12.                          Communication or Utility Connections:   Intentionally deleted.

13.                          Management Office:  Service requirements of Tenant will be attended to only upon application at the management office for the Building.  Employees of Landlord, its beneficiaries or the managing agent of the Real Property shall not perform any work or do

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anything outside of their duties unless under special instructions from Landlord.

14.                          Outside Services:  No tenant shall obtain for use upon the Premises ice, drinking water, towel or other similar services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

15.                          Toilet Rooms:  The toilet rooms, urinals, wash bowls and the other bathroom apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, agents, licensees, invitees or contractors, shall have caused it.

16.                          Intoxication:  Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or other drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17.                          Vending Machines:  No vending machines of any description shall be installed, maintained or operated in the Premises or the Building without the prior written consent of Landlord.

18.                          Nuisances and Certain Other Prohibited Uses:  Tenant shall not (i) conduct itself or permit its employees, agents, licensees, invitees or contractors to conduct themselves in a manner inconsistent with the comfort or convenience of other tenants or the first-class character of the Building; (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air-conditioning apparatus or space heater in or about the Premises; (iii) carry on any business in or about the Premises or the Building or sell any article, thing or service except those ordinarily embraced within the permitted use of the Premises specified in Section 3; (iv) use the Premises for housing, lodging or sleeping purposes; (v) permit preparation of food in the Premises; (vi) place any radio or television antennae on the roof or on or in any part of the inside or outside of the Building other than the inside of the Premises; (vii) operate or permit to be operated any radio, television, record player, stereo, tape player, musical instrument or other sound producing instrument or device inside or outside the Premises which may be heard outside the Premises; (viii) use any illumination or power for the operation of any equipment or device other than electricity; (ix) operate any electrical device from which may emanate electrical waves which interferes with or impairs radio or television broadcasting or reception from or in the Building or elsewhere; (x) bring or permit to be in the Building any bicycle or other vehicle, or dog (except in the company of a blind or deaf person) or other animal or bird; (xi) make or permit any objectionable noise or odor to emanate from the Premises or allow migration of air-borne odors or particulates outside the Premises; (xii) disturb, solicit or canvass any occupant of the Building; (xiii) do anything in or about the Premises tending to create or maintain a nuisance or do any act tending to injure the reputation of the Building; or (xiv) throw or drop or permit to be thrown or dropped any article from any terrace, window or other opening in the Building.

19.                          Room-to-Room Canvass:  Tenant shall not make any room-to-room canvass to solicit business from other tenants or occupants of the Building or for any other purpose and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the permitted use of the Premises specified in Section 3.

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20.                          Waste:  Tenant shall not waste or permit the waste of water, heat or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building heating and air-conditioning, and shall not allow the adjustment (except by Landlord’s authorized building personnel) of any water, heat or air conditioning controls.  Tenant shall keep corridor doors closed.  Tenant shall lower and adjust any Venetian blinds, shades or draperies on the windows in the Premises if such lowering and adjustment reduces the sunlight and additional heat load created thereby in the Premises.

21.                          No Smoking:  No smoking will be allowed in the common or public areas of the Building, and Tenant shall comply with any applicable smoking ordinances passed from time to time by any governmental agency having jurisdiction over the Building.

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EXHIBIT C

ESTOPPEL CERTIFICATE

[PURCHASER’S NAME]  [MORTGAGEE’S NAME] [LANDLORD’S NAME]

[ADDRESS]

Attention:

Re:          City Park Corporate Center

Lincolnshire, Illinois (the “Building”)

Gentlemen:

The following statements are made with the knowledge that you, as [purchaser, mortgagee, landlord] (“[Purchaser/Mortgagee/Landlord]”), and your mortgage lender are relying on them in connection with your [purchase, mortgage loan, ownership] of the Building and the assignment to you of the Lease referred to below in connection therewith, and you and your successors and assigns and successor owners of the Building may rely on them for that purpose.

The undersigned (“Tenant”), being the Tenant under the Lease referred to in Paragraph 1 below, covering certain premises (“Leased Premises”) in the Building, hereby certifies to you that the following statements are true, correct and complete as of the date hereof:

1.                            Tenant is the tenant under a Lease with                        (“Landlord”), or Landlord’s predecessor in title to the Building dated           , 20    , demising to Tenant  (         ) square feet in the Building. The initial term of the Lease commenced on             , 20  , and will expire on            , 20   , exclusive of unexercised renewal options and extension options contained in the Lease.  There have been no amendments, modifications or revisions to the Lease, and there are no agreements of any kind between Landlord and Tenant regarding the Leased Premises, except as provided in the Lease or except as follows:  (if none, write “none”).

The Lease, and all amendments and other agreements referred to above, are referred to in the following portions of this letter collectively as the “Lease.”

2.                            The Lease has been duly authorized and executed by Tenant and is in full force and effect, and Tenant has delivered to the undersigned concurrently herewith a true, correct and complete copy of the Lease.

3.                            Tenant has accepted and is in sole possession of the Leased Premises and is presently occupying the Leased Premises.  The Lease has not been assigned, by operation of law or otherwise, by Tenant and no sublease, concession agreement or license covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant except as follows:                                    (if none, write “none”).  If the landlord named in the Lease is other than Landlord, Tenant has received notice of the assignment to Landlord of the landlord’s interest in the Lease and Tenant recognizes Landlord as the landlord under the Lease.

4.                            Tenant began paying rent on          , 20    .  Tenant is obligated to pay fixed or base rent under the Lease in the annual amount of                                                       Dollars ($           ), payable in monthly installments of                          Dollars ($       ).  No rent under the Lease has been paid more than one (1) month in advance, and no other sums have been

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deposited with Landlord other than                           Dollars ($      ) deposited as security under the Lease.  Except as specifically stated in the lease, Tenant is entitled to no rent concessions or free rent.  The Lease provides for the Tenant to pay       percent (    %) of operating expenses and real property taxes.

5.                            To the best of Tenant’s actual knowledge, all conditions and obligations of Landlord relating to completion of tenant improvements and making the Leased Premises ready for occupancy by Tenant have been satisfied or performed and all other conditions and obligations under the Lease to be satisfied or performed, or to have been satisfied or performed, by Landlord as of the date hereof have been fully satisfied or performed except as follows:                                               (if none, write “none”).

6.                            To the best of Tenant’s actual knowledge, Landlord is not in default under any provision of the Lease except as follows:                                          (if none, write “none”).

7.                            Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Leased Premises or the Building.

8.                            Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, (b) any option to expand the Leased Premises or to lease additional space within the Building, (c) any right of first refusal on any space in the Building, (d) any right to terminate the Lease prior to its stated expiration, or (e) any option or right of first refusal to purchase the Leased Premises or the Building or any part thereof.

EXECUTED as of the       day of            , 20   .

TENANT

(Name of Tenant)

By:
Title:

The undersigned Guarantor(s) of the Lease hereby certifies (certify) to [Purchaser/Mortgagee/Landlord] and its successors and as of the date hereof that its (their) guaranty of the Lease is in full force and effect and has not been amended or modified and that the undersigned Guarantor(s) has (have) no claims or defenses under the guaranty or otherwise in respect to its (their) performance in full of all terms, covenants and conditions of the guaranty.

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EXHIBIT D

MASTER SITE PLAN

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[PURCHASER’S NAME] [MORTGAGEE’S NAME] [LANDLORD’S NAME]

                        , 19

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EXHIBIT E

WORKLETTER AGREEMENT

This Workletter (“Workletter”) is executed simultaneously with that certain Lease between SAUER-DANFOSS INC., a Delaware corporation, as Tenant and ECD-LINCOLNSHIRE OFFICE, L.L.C., as Landlord, relating to demised premises (“Premises”) at the building commonly known as City Park Corporate Center in Lincolnshire, Illinois (the “Building”), which Premises are more fully identified in the Lease.  Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.  The terms and provisions of this Workletter are incorporated into the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1.            WORK.  Tenant, at its sole cost and expense except as otherwise set forth herein, shall perform, or cause to be performed, the work (the “Work”) in the Premises provided for in the Plans (as defined in Paragraph 2 hereof) submitted to and approved by Landlord.  Tenant’s Work shall be constructed in a good and workmanlike fashion.

2.            PRE-CONSTRUCTION ACTIVITIES.

(a)           Landlord and Tenant acknowledge and agree that attached to this Workletter as Attachment 1 is a floor plan/design drawing of the Premises which is satisfactory to both Landlord and Tenant.

(b)           Within forty-five (45) days following Landlord’s approval of the design drawings, Tenant shall cause to be prepared the Plans (as hereinafter defined) in accordance with the terms and provisions of the Lease and this Workletter.  Landlord shall have the right to approve the Plans in the manner set forth below.

(c)           Within seven (7) days following the Tenant’s completion of the Plans and Landlord’s approval of same, Tenant shall send the Plans out to bid and apply for any and all necessary licenses, permits and approvals from applicable governmental authorities (including, without limitation, the Village of Lincolnshire) to perform the Work and occupy the Premises for its business operations.

(d)           At such time as Tenant has completed its bidding out of the Work, Tenant shall provide the results of same to Landlord.

(e)           Prior to the commencement of Tenant’s Work, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(i)            A construction schedule containing the major components of the Work.

(ii)           An itemized statement of estimated construction cost, including permits and architectural and engineering fees.

(iii)          Evidence reasonably satisfactory to Landlord of Tenant’s ability to pay the cost of the Work as and when payments become due.

(iv)          The names and addresses of Tenant’s contractors (and the contractor’s subcontractors) to be engaged by Tenant for the Work (“Tenant’s Contractors”), which contractors must be reputable.

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(v)           Certified copies of insurance policies or certificates of insurance as hereinafter described.  Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

(vi)          Intentionally Deleted.

(vii)         The Plans (as hereinafter defined) for the Work, which Plans shall be subject to Landlord’s approval in accordance with Paragraph 2(f) below.  Tenant will update such information and items by notice to Landlord of any changes.

(f)            As used herein the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering the Work (including, without limitation, architectural, mechanical and electrical working drawings for the Work as well as all interior finish detail).  The Plans shall be subject to Landlord’s approval and the approval of all local governmental authorities requiring approval, if any.  Landlord shall give its approval or disapproval (giving general reasons in case of disapproval) of the Plans within seven (7) days after their delivery to Landlord.  Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds it consent because:  the Work is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; the Work would impair Landlord’s ability to furnish services to Tenant or other tenants; the Work would increase the cost of operating the Building; the Work would violate any governmental laws, rules or ordinances; the Work contains or uses hazardous or toxic materials; the Work would adversely affect the appearance of the Building and/or any of its common areas; the Work would adversely affect another tenant’s premises; or the Work is prohibited by any mortgage on the Building.  The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing.  If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall, within thirty (30) days thereafter, submit to Landlord, for its approval, the Plans amended in accordance with the changes so required.  The Plans shall also be revised, and the Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector.  Landlord’s approval of the Plans or any design drawings shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of any applicable laws, ordinances, regulations or other governmental requirements. As set forth in Section 7 of the Lease, at the time Landlord provides it approval of the Plans, Landlord shall have the right to identify which items of Tenant’s Work Tenant shall be required to remove from the Premises upon the expiration of the Term or earlier termination of the Lease.

(g)           No Work shall be undertaken or commenced by Tenant in the Premises until (i) Tenant has delivered, and Landlord has approved, all items set forth in

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this Section 2, (ii) all necessary building permits have been obtained by Tenant, and (iii) proper provision has been made by Tenant for payment in full of the cost of the Work, which is reasonably satisfactory to Landlord and which, if applicable, shall be in the form of the construction escrow referred to in Paragraph 9 hereof.

3.             DELAYS.  Notwithstanding anything to the contrary contained in the Lease or this Workletter, Landlord and Tenant acknowledge and agree that if Tenant fails to comply with its obligations to timely deliver plans, information, materials or specifications in connection with Tenant’s Work for any reason whatsoever (other than any delays caused by Landlord) and such failure continues for a period in excess of ten (10) days after Landlord provides written notice to Tenant, then Tenant shall be deemed to be in Default under the Lease and in addition to any other remedy available to Landlord under the Lease, at law or in equity, Landlord shall be entitled to terminate the Lease upon written notice to Tenant.  In addition, notwithstanding anything to the contrary contained in the Lease or this Workletter, if Tenant has not obtained all necessary building permits by June 1, 2002 due to (i) any failure by Landlord to approve Tenant’s Plans, (ii) the issuance by the Village of Lincolnshire of a moratorium on issuing building permits or (iii) the failure of Landlord to cause the Building’s base building work to comply with applicable Village of Lincolnshire laws, ordinances, regulations or other governmental requirements, then Tenant shall be entitled to terminate the Lease upon written notice to Landlord; provided, however, in no event shall Tenant have said right to so terminate the Lease in the event of any of the following: (a) Tenant’s Plans fail to comply with any applicable laws, ordinances, regulations or other governmental requirements of the Village of Lincolnshire or other municipal authority; and/or (b) Tenant has failed to use its diligent and good faith efforts to obtain such necessary building permits and/or Tenant has failed to exhaust all of its efforts to comply with such applicable laws, ordinances, regulations or other governmental requirements (as the same may be interpreted by the Village of Lincolnshire) both in preparing Tenant’s Plans and thereafter conforming with the requirements of the Village of Lincolnshire.  In the event Tenant elects to so terminate this Lease as set forth hereinabove, Landlord shall be entitled to a period of not more than ninety (90) days within which to attempt to obtain such building permit for Tenant’s Work on Tenant’s behalf.  During such ninety (90) day period, Tenant shall cooperate in good faith with Landlord in attempting to obtain such building permits and if such building permits are obtained prior to the expiration of such ninety (90) day period for work which is substantially similar to Tenant’s Work as set forth in the Tenant’s Plans, then Tenant’s notice of termination shall be deemed null and void and the Lease shall remain in full force and effect.  If Landlord obtains such building permits, then the reasonable costs and expenses incurred by Landlord in obtaining such building permit shall be offset against the Landlord’s Contribution due and owing under Paragraph 9 of this Workletter.  In the event Landlord fails to obtain such building permits, then all costs and expenses so incurred by Landlord shall remain Landlord’s sole cost and expense.  In addition to the foregoing, if Tenant fails to obtain such necessary building permits by June 1, 2002, then so long as such failure to obtain the building permits is not due solely to the acts of Landlord or its agents, contractors or employees, Landlord shall be entitled to terminate the Lease upon written notice to Tenant.

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4.             CHARGES AND FEES.  In accordance with Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Work except for Landlord’s Contribution.

5.             CHANGE ORDERS.  All changes to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Work.  All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process,  are solely the responsibility of Tenant and shall cause no delay in the commencement of the Lease or the Rent and other obligations therein set forth.

6.             STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT’S PERFORMANCE.  All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 6, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

(a)           Tenant’s Plans and all design and construction of the Work shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters.

(b)           Tenant shall, at its own cost and expense, obtain all required building permits and occupancy permits.  Other than in connection with the acts of Landlord or as otherwise expressly set forth herein, Tenant’s failure to obtain such permits shall not cause a delay in the commencement of the Term or the Rent and other obligations set forth in the Lease.

(c)           Tenant’s Contractors shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building.  All work shall be coordinated with any other construction or other work in the Building in order not to adversely affect construction work being performed by or for Landlord or its tenants.

(d)           Tenant shall use only good quality materials in the Work, except where explicitly shown in the Plans approved by Landlord and Tenant.

(e)           Tenant and Tenant’s Contractors shall make all efforts and take all steps so as not to interfere with other tenants and occupants of the Building, and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Building.  Tenant and Tenant’s Contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the operation of the Building.

(f)            Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and

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employees from the Building.  No such action by Landlord shall delay the commencement of the Lease or the Rent and other obligations therein set forth.

(g)           Utility costs or charges for any service (including HVAC, hoisting or the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences the Work and shall be paid for by Tenant at rates set by the utility company.  Tenant shall apply and pay for all utility meters required.  Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers.

(h)           Tenant shall permit access to the Premises, and the Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all reasonable times during the period in which the Work is being constructed and installed and following completion of the Work.

(i)            Tenant shall proceed with its work expeditiously, continuously and efficiently.  Tenant shall notify Landlord upon completion of the Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be necessary under Paragraphs 8 and 9 below.

(j)            Tenant shall have no authority to materially deviate from the Plans in performance of the Work, except as authorized by Landlord and its designated  representative in writing.  Tenant shall furnish to Landlord “as-built” drawings of the Work within ten (10) days after completion of the Work.

(k)           Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

(l)            Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s architect and Tenant’s Contractors.

7.             INSURANCE AND INDEMNIFICATION.

(a)           In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i)            Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any Employee Benefit Acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

(ii)           Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $1,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $1,000,000.00,

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and with umbrella coverage with limits not less than $5,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

(iii)          Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

(iv)          “All-risk” builder’s risk insurance upon the entire Work to the full insurable value thereof.  This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Work and shall insure against the perils  of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of the Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Work.

All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties, Landlord, and its partners, directors, officers, employees and agents.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen’s compensation policy) to be obtained by Tenant pursuant to this paragraph.  The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non-payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

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(b)           Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord, and its partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanic’s liens, the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

8.             WAIVERS OF LIEN.  Upon completion of the Work, Tenant shall furnish Landlord with final waivers of liens and contractors’ affidavits, in such form as may be required by Landlord, from all parties performing labor or supplying materials or services in connection with the Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.  Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

9.             ALLOWANCE; CONSTRUCTION ESCROW TIMING.

(a)           Landlord shall pay up to a maximum of forty-five dollars ($45.00) per square foot of rentable area of the Premises towards the cost of the Work (“Landlord’s Contribution”); provided, however, in addition to the foregoing, Landlord’s Contribution shall also include an additional $2,000.00 toward the construction of the electrical panel within the Premises by Tenant.  Tenant shall be responsible to pay all costs of the Work in excess of Landlord’s Contribution (such excess being referred to as “Tenant’s Contribution”).  If the cost of the Work is less than Landlord’s Contribution, Tenant shall not be entitled to any credit or payment on account of such difference.  Landlord shall pay to Tenant the Landlord’s Contribution in two (2) installments, the first (1st) such installment (the “Initial Draw”) shall be paid when the progress of Tenant’s Work is at least fifty percent (50%) complete and the remainder upon completion of the Work, Tenant’s commencement of its business operations within the Premises and Tenant’s satisfaction of all of the requirements set forth in this Workletter, including providing all necessary waivers of lien, certificates of occupancy, insurance certificates and the like (the “Final Draw”).  Landlord shall pay to Tenant the Landlord’s Contribution upon fifteen (15) days prior written notice therefor from Tenant along with such supporting documentation to evidence the amount of the cost of the Work.  Prior to Landlord’s paying to Tenant either the Initial Draw or the Final Draw, Tenant shall provide to Landlord all necessary waivers of lien (whether partial or final), certificates of occupancy, as applicable, insurance certificates, affidavits of Tenant’s general contractor and Tenant, sworn

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statements from Tenant’s general contractor and all subcontractors, as necessary, and such other information sufficient to provide title clearance from Landlord’s title insurance company in connection with the Construction Escrow as more particularly set forth hereinbelow.

(b)           Prior to commencement of any construction or payment to any of Tenant’s Contractors, Landlord shall, at Landlord’s option, establish a construction escrow or other payment procedure acceptable to Landlord and each holder of a mortgage on the Building with a title company acceptable to Landlord providing for payment to Tenant’s Contractors and payment of all other costs associated with the Work upon the title insurance company’s satisfactory review of lien waivers and sworn statements from Tenant’s Contractors and other applicable parties and upon the title insurance company’s willingness to issue title insurance over mechanic’s liens relating to Tenant’s contracts and the Work to the date of each draw.  Landlord shall fund such construction escrow from time to time with sufficient amount of the Landlord’s Contribution so as to fund each draw provided for herein. Tenant shall pay for the cost of the Work when required under its contracts for the Work and shall not permit the Premises, the Building or Project to become subject to any lien on account of labor, material or services furnished to Tenant.  Tenant shall, from time to time, deposit funds into the construction escrow in amounts sufficient to pay the costs of the Tenant’s Contribution; provided, however, in the event Tenant provides a written acknowledgment and agreement to the title company and Landlord’s lender to confirm that Tenant shall be responsible for any such Tenant’s Contribution so as to keep Landlord’s loan from which Landlord is drawing the Landlord’s Contribution “in balance”, then Tenant shall not be required to deposit any such Tenant’s Contribution into said construction escrow. Tenant may not withdraw funds except to pay Tenant’s Contractors unless Landlord has consented to such withdrawal.  The construction escrow agreement shall contain the foregoing restriction on withdrawal of funds by Tenant and shall also provide that if Tenant fails to pay for the Work when due or if any mechanic’s lien is filed in connection with the Work, Landlord may use and withdraw the funds in  the escrow to pay for the Work or remove the lien without Tenant’s consent.  Tenant shall provide such contractor’s affidavits, tenant (owner) statements, partial and final waivers of lien, architect’s certificates and any additional documentation (including, without limitation, Tenant or contractor personal undertakings) which may be requested by Landlord, such title insurance company or any holder of a mortgage on the Building in connection with said escrow or consistent with any other title insurance requirements concerning the Work.

10.           MISCELLANEOUS.

(a)           If the Plans for the Work require the construction and installation of fire hose cabinets or telephone/electrical closets, Tenant agrees to pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

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(b)           Time is of the essence under this Workletter.

(c)           Any person signing this Workletter on behalf of Landlord or Tenant warrants and represents he has authority to do so.

(d)           If Tenant fails to make any payment relating to the Work as required hereunder, Landlord, at its option and after written notice to Tenant, may complete the Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord.  Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(e)           Notices under this Workletter shall be given in the same manner as under the Lease.

(f)            The liability of Landlord hereunder or under any amendment hereto or any instrument or document executed in connection herewith (including, without limitation, the Lease) shall be limited to and enforceable solely against Landlord’s interest in the Project.

(g)           The headings set forth herein are for convenience only.

(h)           This Workletter sets forth the entire agreement of Tenant and Landlord regarding the Work.  This Workletter may only be amended if in writing, duly executed by both Landlord and Tenant.

(i)            In the event Landlord fails to pay either the Initial Draw or the Final Draw as and when due pursuant to the terms and conditions of this Workletter, and such failure continues for a period in excess of thirty (30) days following Tenant’s written notice to Landlord of same, then Tenant shall thereafter be entitled to offset against the Base Rent due and owing under the Lease such unpaid amounts of the Landlord’s Contribution until fully applied.

11.           EXCULPATORY PROVISIONS.  The provisions of Article 39 of the Lease are hereby incorporated herein as if fully set forth herein.

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IN WITNESS WHEREOF, this Workletter is executed as of this           day of                             , 2002.

LANDLORD:

ECD-LINCOLNSHIRE OFFICE, L.L.C.
By: ECD-Lincolnshire Manager II, L.L.C., its Manager

By:
Scott Greenberg
Managing Member

TENANT:

SAUER-DANFOSS INC., a Delaware corporation

By:
Name:
Its:

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EXHIBIT F

FLOOR PLAN FOR OFFER SPACE

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EXHIBIT G

JANITORIAL SPECIFICATIONS

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EXHIBIT H

RIGHT OF FIRST REFUSAL

In accordance with the terms and provisions of Section 37 of the Lease, Landlord  hereby grants  Tenant the  option  to lease, upon the terms and conditions hereinafter set forth, the Offer Space (as defined in the Lease).

(a)            During that period of time prior to Landlord entering into a first lease for the Offer Space (the “Refusal Period”) if Landlord reaches substantial agreement on the basic business terms of a lease with a prospective tenant (the “Prospective Tenant”) to lease all of the Offer Space for a term (including any extension or renewal) which would expire after the end of the fourth (4th) Lease Year of the Term of the Lease, then Landlord shall notify Tenant in writing (a “Landlord’s Notice”) setting forth (i) the availability date (an “Offer Space Refusal Commencement Date”), (ii) the rental rate and (iii) all other economic terms upon which Landlord is prepared to lease such portion of the Offer Space to the Prospective Tenant.

(b)           Tenant’s right to lease the portion of the Offer Space described in a Landlord’s Notice upon the terms and conditions set forth therein shall be exercisable by written notice from Tenant to Landlord given not less than ten (10) days after the giving of Landlord’s Notice, time being of the essence.  If Tenant exercises its option with respect to such portion of the Offer Space, such space shall be rented in the condition contemplated by the applicable Landlord’s Notice.  If Tenant fails to notify Landlord in writing that it will lease the Offer Space within the prescribed ten (10) day period, Tenant’s right hereunder as to such Offer Space shall terminate, and Landlord shall have no further obligation hereunder with respect to such Offer Space; except that if Landlord, within six (6) months after the date of Landlord’s Notice, does not enter into a lease of such Offer Space under terms and at a rental which are materially the same as those set forth in the applicable Landlord’s Notice, then Tenant’s rights hereunder to lease such Offer Space shall not terminate but shall continue in full force and effect; provided, however, said six (6) month period shall be extended for as long as Landlord is pursuing negotiations diligently with said Prospective Tenant.  Tenant may not elect to lease less than the entire area of the Offer Space.

(c)            Tenant may exercise its option to lease a portion of the Offer Space, and an exercise thereof shall be only effective, if at the time of Tenant’s exercise of the option and on the applicable Offer Space Refusal Commencement Date, the Lease is in full

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force and effect and there are not events or circumstances which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under the Lease, and inasmuch as this option is intended only for the benefit of the original Tenant named in this Lease, the entire Premises are occupied  by the original Tenant named herein (including a Related Party Permitted Transferee) and the Tenant has neither assigned this Lease nor sublet any portion of the Premises; provided, however, in no event shall the foregoing limit or restrict Tenant’s right to exercise its option to lease the Offer Space pursuant to the terms and provisions of this Exhibit “H” in the event of an assignment of the Lease or sublet of all or any portion of the Premises to a Related Party Permitted Transferee.  Without limitation of the foregoing, no sublessee or assignee shall be entitled to exercise any right or option hereunder, and no exercise  of  any  right  or option hereunder by the original Tenant names herein shall be effective in the event said Tenant assigns the Lease or sublease all or part of the Premises prior to the applicable Offer Space Refusal Commencement Date other than in connection with a Related Party Permitted Transfer.

(d)           In the event Landlord is unable to deliver to Tenant possession of any portion of the Offer Space on or before the applicable Offer Space Refusal Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability for such failure to deliver possession.  Such failure to deliver possession shall not affect either the validity of the Lease or the obligations of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of the Lease either as to such portion of the Offer Space or the balance of the Premises; provided, however, that under such circumstances, rent shall not commence as to such portion of the Offer Space until Landlord does so deliver possession to Tenant.

(e)            If Tenant has validly exercised its right to lease such Offer Space, then, within fifteen (15) business days after the request by either party, Landlord and Tenant shall enter into a written amendment of this Lease confirming the terms, conditions and provisions applicable to such Offer Space as determined in accordance herewith.  In addition to such other terms and conditions as set forth in such amendment, Landlord and Tenant acknowledge and agree that effective as of the Offer Space Refusal Commencement Date, the Offer Space shall be included in the Premises subject to all of the terms, conditions and provisions of the Lease except that (i) rent per square foot of net rentable area of the Offer Space shall be equal to the rental rate quoted by Landlord to Tenant in Landlord’s Notice; (ii) the net rentable area of the Premises shall be increased by the net rentable area of such Offer Space and such rentable area of the Premises as so increased shall be utilized in calculating the increases in Tenant’s proportionate share for purposes of Additional Rent due under the Lease; (iii) the term of the demise covering such Offer Space shall commence on the Offer Space Refusal Commencement Date and

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shall expire upon the expiration of the Term of the Lease so as to be coterminous therewith; (iv) the Offer Space shall be leased in its “as-is” condition as the Offer Space Refusal Commencement Date subject to any exceptions thereto or any other market build-out allowance quoted by Landlord in the Landlord’s Notice (which work shall in any event be performed on substantially the same terms as the Workletter Agreement attached to the Lease as Exhibit “E”); (v) effective upon the Offer Space Refusal Commencement Date Tenant shall increase the security deposit then held by Landlord to equal one (1) month’s gross rent due under the Lease for the full premises then being demised hereunder; and (vi) Tenant shall be entitled to six (6) additional parking spaces and additional access cards for the Garage and six (6) additional Entry Cards.  In addition to the foregoing, Landlord and Tenant acknowledge and agree that following Tenant’s delivery to Landlord of a notice to terminate the Lease pursuant to the terms and provisions of Section 36 of the Lease, then Tenant shall no longer be permitted to exercise its option to lease the Offer Space pursuant to the terms and conditions of this Paragraph (e); provided, however, in no event shall the foregoing limit or restrict Tenant’s liability for rent and other obligations in the event Tenant has exercised its option to lease the Offer Space prior to the delivery of such a termination notice as set forth in Section 36 of the Lease.

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EXHIBIT I

MARKET RENT DETERMINATION

The Base Rent during the second Extended Term shall be the “Market Rent,” as herein defined.

(a)           The term “Market Rent” shall mean the Base Rent for the Premises at the time in question which Landlord sets forth in a notice (hereinafter referred to as the “Market Rent Notice”) to Tenant.  No later than thirty (30) days after Tenant may exercise Tenant’s option to extend the Lease for the second Extended Term, Landlord shall send the Market Rent Notice to Tenant for said second Extended Term and shall specify in the Market Rent Notice for each of the five (5) years contained in the Second Extended Term.  In the event that Tenant shall, in good faith, disagree with the Market Rent set forth in the Market Rent Notice established by Landlord for the Premises, Tenant shall, within ten (10) days after receipt of the Market Rent Notice, furnish Landlord with a written explanation in reasonable detail of the basis for Tenant’s good faith disagreement, the amount which, in Tenant’s good faith opinion, is the Market Rent for each of the five (5) years contained in the second Extended Term (hereinafter referred to as the “Tenant’s Notice”).  If Tenant’s Notice is not received by Landlord within said ten (10) day period, the Market Rent shall be the Market Rent set forth in the Market Rent Notice to Tenant.  If Tenant’s notice is received by Landlord within said ten (10) day period, the Market Rent for the Premises shall be established as follows:

(i)            No later than twenty (20) days following the receipt of the Market Rent Notice from Landlord, Tenant shall select an individual as an appraiser of its choice and give Landlord written notice of such appraiser’s name, address and telephone number.

(ii)           Within ten (10) days after receipt of such notice by Landlord, Landlord shall select an appraiser of its choice and give Tenant written notice of such appraiser’s name, address and telephone number.

(iii)          The two appraisers so selected by Landlord and Tenant shall then select an individual as a third appraiser within fifteen (15) days after receipt by Tenant of Landlord’s notification as to its selection of an appraiser, and furnish Landlord and Tenant written notice of such appraiser’s name, address and telephone number.

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(iv)         All appraisers selected pursuant to this Exhibit “I” shall be M.A.I. appraisers, unless Landlord and Tenant shall otherwise agree in writing, each having at least ten (10) years experience with commercial property in Lake County, Illinois.  Each of the three (3) selected appraisers shall then determine the fair rental value of the Premises for each of the five (5) years of the second Extended Term shall be determined to be the average of the three (3) appraisals for each such years; provided, in no event shall Market Rent for the first year of the second Extended Term be deemed to be less than the Base Rent for the last year of the first Extended Term, and in no event shall the Market Rent for any successive year of the second Extended Term be less than the Base Rent for the prior year.

(b)          If the procedure set forth in above in (a)(i) through and including (a)(iv) is implemented, and if for any reason whatsoever (including, without limitation, the institution of any judicial or other legal proceedings), the Market Rent for the second Extended Term has not been finally determined prior to the first day of said second Extended Term, then the amount of the Market Rent set forth by Landlord in good faith in the Market Rent Notice shall be the Market Rent for all purposes under the Lease until such time as the Market Rent is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments to the other, correct any overpayment or underpayment which may have been made prior to such final determination.

(c)           If Landlord fails to select its appraiser in the manner and within the time specified in (a)(ii) above, then the Market Rent for the second Extended Term shall be the Market Rent set forth in Tenant’s Notice.

(d)          If Tenant fails to select its appraiser in the manner and within the time specified in (a)(i) above, then the Market Rent for the second Extended Term shall be the Market Rent set forth in the Market Rent Notice.

(e)           If the appraisers selected by Landlord and Tenant fail to appoint the third appraiser within the time and in the manner prescribed in (a)(iii) above, then Landlord and/or Tenant shall promptly apply to the local office of the American Arbitration Association for the appointment of the third appraiser.

(f)           All fees, costs and expenses incurred in connection with obtaining the appraisals and the arbitration procedure set forth in this section shall be shared equally by Landlord and Tenant; however, Landlord and Tenant shall each bear their own attorneys’ fees incurred with respect to this procedure.

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EXHIBIT J

TRUNK LINE DUCTWORK

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